The information contained in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-224149

SUBJECT TO COMPLETION, DATED FEBRUARY 26, 2019

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated April 5, 2018)

$1,350,000,000

Common Stock

Danaher Corporation

We are offering $1.35 billion of shares of our common stock, par value $0.01 per share. The public offering price is $        per share.

Our common stock is listed on the New York Stock Exchange under the symbol “DHR.” At an assumed offering price of $123.15 per share, the closing price of our common stock on the New York Stock Exchange on February 25, 2019, we would expect to sell 10,962,241 shares of our common stock.

Concurrently with this offering, we are also making a public offering (the “Concurrent Offering”) of $1.35 billion aggregate liquidation preference of shares of our    % Mandatory Convertible Preferred Stock, Series A, which is being made by means of a separate prospectus supplement and not by means of this prospectus supplement. In that offering, we have granted the underwriters of that offering an option to purchase up to an additional $135 million aggregate liquidation preference of shares of our Mandatory Convertible Preferred Stock to cover over-allotments. The completion of this offering is not contingent on completion of the Concurrent Offering, and the completion of the Concurrent Offering is not contingent on the completion of this offering.

We intend to use the net proceeds from this offering and the Concurrent Offering to fund a portion of the cash consideration payable for, and certain costs associated with, the Biopharma Acquisition (as defined herein). Completion of this offering is not contingent upon completion of the Biopharma Acquisition. If the Biopharma Acquisition is not completed, we will use the net proceeds of the offering for general corporate purposes. See “Use of Proceeds.”

Investing in our common stock involves risks. You should read this prospectus supplement and the accompanying prospectus carefully before you make an investment decision. See “Risk Factors” beginning on page S-16 of this prospectus supplement, as well as documents we file with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein for more information.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds to Danaher Corporation (before expenses)	$	$

We have granted the underwriters an option, exercisable in whole or from time to time in part, to purchase up to an additional $135 million of shares of our common stock from us at the public offering price per share shown above, less discounts and commissions and exercisable for 30 days after the date of this prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to purchasers on or about                , 2019.

Joint Book-Running Managers

Barclays	Goldman Sachs & Co. LLC	Credit Suisse	HSBC

Co-Managers

The date of this prospectus supplement is                , 2019.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying base prospectus, which describes more general information about securities we may offer from time to time, some of which does not apply to this offering of common stock. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If information in this prospectus supplement or any related free writing prospectus differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement or the related free writing prospectus.

Except as the context otherwise requires, in this prospectus supplement and the accompanying prospectus, the terms “we,” “us,” “our,” “the Company” and “Danaher” refer to Danaher Corporation and its consolidated subsidiaries. Unless otherwise indicated, all financial data in this prospectus supplement refer to continuing operations only.

Currency amounts in this prospectus supplement are stated in U.S. dollars.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the shares of common stock in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement, any related free writing prospectus and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement, any related free writing prospectus and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus supplement, any related free writing prospectus or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the shares of common stock. We are not making any representation to you regarding the legality of an investment in the shares of common stock by you under applicable investment or similar laws.

You should read and consider all information contained or incorporated by reference in this prospectus supplement, any related free writing prospectus and the accompanying prospectus that we provide or make available to you before making your investment decision.

We and the underwriters have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we provide to you. Neither we nor the underwriters take any responsibility for, and cannot provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we provide to you. We and the underwriters are not making an offer of the common stock in any jurisdiction where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than the date on the front of that document.

FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we authorize to be delivered to you are “forward-looking statements” within the meaning of the U.S. federal securities laws. All statements other than historical factual information are forward-looking statements, including without limitation statements regarding: projections of revenue, expenses, profit, profit margins, tax rates, tax provisions, cash flows, pension and benefit obligations and funding requirements, our liquidity position or other projected financial measures; management’s plans and strategies for future operations, including statements relating to anticipated operating performance, cost reductions, restructuring activities, new product and service developments, competitive strengths or market position, acquisitions and the integration thereof (including the pending Biopharma Acquisition), divestitures, spin-offs, split-offs, initial public offerings, or other distributions, strategic opportunities, securities offerings, stock repurchases, dividends and executive compensation; growth, declines and other trends in markets we sell into; new or modified laws, regulations and accounting pronouncements; future regulatory approvals and the timing thereof; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; future foreign currency exchange rates and fluctuations in those rates; general economic and capital markets conditions; the anticipated timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that Danaher intends or believes will or may occur in the future. Terminology such as “believe,” “anticipate,” “should,” “could,” “intend,” “will,” “plan,” “expect,” “estimate,” “project,” “target,” “may,” “possible,” “potential,” “forecast” and “positioned” and similar references to future periods are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to the following:

•

We may not complete the pending Biopharma Acquisition in the time frame we anticipate or at all and any regulatory approval of the Biopharma Acquisition may be subject to conditions; the acquired business may underperform relative to our expectations, and the Biopharma Acquisition may cause our financial results to differ from our own or the investment community’s expectations; and we may not be able to achieve anticipated cost savings or other synergies.

•	We have not identified any specific use of the net proceeds of this offering in the event that the Biopharma Acquisition Agreement in connection with the Biopharma Acquisition is terminated.

•

We intend to stand-up our Dental business as a publicly-traded company in the second half of 2019. The proposed transaction may not be completed on the currently contemplated timeline or at all and may not achieve the intended benefits.

•	Conditions in the global economy, the particular markets we serve and the financial markets may adversely affect our business and financial statements.

•

Significant developments or uncertainties stemming from the U.S. administration, including changes in U.S. trade policies, tariffs and the reaction of other countries thereto, could have an adverse effect on our business.

•	Our growth could suffer if the markets into which we sell our products and services decline, do not grow as anticipated or experience cyclicality.

•

We face intense competition and if we are unable to compete effectively, we may experience decreased demand and decreased market share. Even if we compete effectively, we may be required to reduce prices for our products and services.

•	Our growth depends in part on the timely development and commercialization, and customer acceptance, of new and enhanced products and services based on technological innovation.

•	Our reputation, ability to do business and financial statements may be impaired by improper conduct by any of our employees, agents or business partners.

•

Certain of our businesses are subject to extensive regulation by the United States Food and Drug Administration and by comparable agencies of other countries, as well as laws regulating fraud and abuse in the health care industry and the privacy and security of health information. Failure to comply with those regulations could adversely affect our reputation, ability to do business and financial statements.

•

Our products are subject to clinical trials, the results of which may be unexpected, or perceived as unfavorable by the market, and could have a material adverse effect on our business, financial condition or results of operations.

•

The health care industry and related industries that we serve have undergone, and are in the process of undergoing, significant changes in an effort to reduce costs, which could adversely affect our financial statements.

•

Any inability to consummate acquisitions at our historical rate and at appropriate prices, and to make appropriate investments that support our long-term strategy, could negatively impact our growth rate and stock price.

•	Our acquisition of businesses, investments, joint ventures and other strategic relationships could negatively impact our financial statements.

•	The indemnification provisions of acquisition agreements by which we have acquired companies may not fully protect us and as a result we may face unexpected liabilities.

•	Divestitures or other dispositions could negatively impact our business, and contingent liabilities from businesses that we have sold could adversely affect our financial statements.

•

We could incur significant liability if the anticipated stand-up of our Dental business, 2016 spin-off of Fortive Corporation (“Fortive”) or the 2015 split-off of our communications business is determined to be a taxable transaction.

•

Potential indemnification liabilities pursuant to the 2016 spin-off of Fortive and the 2015 split-off of our communications business could materially and adversely affect our business and financial statements.

•

A significant disruption in, or breach in security of, our information technology systems or data or violation of data privacy laws could adversely affect our business, reputation and financial statements.

•

Our operations, products and services expose us to the risk of environmental, health and safety liabilities, costs and violations that could adversely affect our business, reputation and financial statements.

•	Our businesses are subject to extensive regulation; failure to comply with those regulations could adversely affect our financial statements and our business, including our reputation.

•	Our restructuring actions could have long-term adverse effects on our business.

•	We may be required to recognize impairment charges for our goodwill and other intangible assets.

•	Foreign currency exchange rates may adversely affect our financial statements.

•

Changes in our tax rates or exposure to additional income tax liabilities or assessments could affect our profitability. In addition, audits by tax authorities could result in additional tax payments for prior periods.

•	Changes in tax law relating to multinational corporations could adversely affect our tax position.

•	We are subject to a variety of litigation and other legal and regulatory proceedings in the course of our business that could adversely affect our business and financial statements.

•

If we do not or cannot adequately protect our intellectual property, or if third-parties infringe our intellectual property rights, we may suffer competitive injury or expend significant resources enforcing our rights.

•

Third-parties may claim that we are infringing or misappropriating their intellectual property rights and we could suffer significant litigation expenses, losses or licensing expenses or be prevented from selling products or services.

•

The U.S. government has certain rights to use and disclose some of the intellectual property that we license and could exclusively license it to a third-party if we fail to achieve practical application of the intellectual property.

•

Defects and unanticipated use or inadequate disclosure with respect to our products or services (including software), or allegations thereof, could adversely affect our business, reputation and financial statements.

•

The manufacture of many of our products is a highly exacting and complex process, and if we directly or indirectly encounter problems manufacturing products, our reputation, business and financial statements could suffer.

•

Our indebtedness or ability to raise additional indebtedness may limit our ability to close the Biopharma Acquisition, limit our operations and our use of cash flow, and any failure to comply with the covenants that apply to our indebtedness could adversely affect our liquidity and financial statements. In connection with the Biopharma Acquisition we expect our credit rating to be adversely affected, which will potentially result in reduced market access, higher borrowing costs and tighter financial covenants.

•

Adverse changes in our relationships with, or the financial condition, performance, purchasing patterns or inventory levels of, key distributors and other channel partners could adversely affect our financial statements.

•

Certain of our businesses rely on relationships with collaborative partners and other third-parties for development, supply and marketing of certain products and potential products, and such collaborative partners or other third-parties could fail to perform sufficiently.

•	Our financial results are subject to fluctuations in the cost and availability of commodities that we use in our operations.

•

If we cannot adjust our manufacturing capacity or the purchases required for our manufacturing activities to reflect changes in market conditions and customer demand, our profitability may suffer. In addition, our reliance upon sole or limited sources of supply for certain materials, components and services could cause production interruptions, delays and inefficiencies.

•	Changes in governmental regulations may reduce demand for our products or services or increase our expenses.

•	Work stoppages, union and works council campaigns and other labor disputes could adversely impact our productivity and results of operations.

•	International economic, political, legal, compliance and business factors could negatively affect our financial statements.

•	Significant developments stemming from the United Kingdom’s referendum decision to exit the EU could have an adverse effect on us.

•	If we suffer loss to our facilities, supply chains, distribution systems or information technology systems due to catastrophe or other events, our operations could be seriously harmed.

•	Our defined benefit pension plans are subject to financial market risks that could adversely affect our financial statements.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. Forward-looking statements speak only as of the date of the report, document or other communication in which they are made. Except to the extent required by applicable law, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

See “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “2018 10-K”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated by reference into this prospectus supplement and the accompanying prospectus and the section “Risk Factors” in this prospectus supplement for a further discussion regarding some of the reasons that actual results may be materially different from those that we anticipate.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.danaher.com. Our website is not a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below filed by Danaher (File No. 001-08089) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 from our definitive Proxy Statement on Schedule 14A for our 2018 Annual Meeting of Shareholders;

•

Current Report on Form 8-K filed February 25, 2019 (other than the information in such report that is deemed to have been furnished to, rather than filed with, the SEC in accordance with SEC rules); and

•

The description of our common stock contained in our Registration Statement on Form 8-B filed on November 3, 1986, including any amendments or reports filed for the purpose of updating such description

The foregoing list of documents supersedes and replaces the list set forth under “Where You Can Find More Information” in the accompanying prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Danaher Corporation

2200 Pennsylvania Avenue, N.W., Suite 800W

Washington, D.C. 20037-1701

Attention: Investor Relations

(202) 828-0850

SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before making an investment. You should read this entire prospectus supplement and accompanying prospectus, including the “Risk Factors” section in this prospectus supplement and the 2018 Form 10-K, as well as our consolidated financial statements and the related notes thereto and the other documents incorporated by reference, which are described under “Where You Can Find More Information” on page S-6.

Danaher Corporation

Danaher Corporation designs, manufactures and markets professional, medical, industrial and commercial products and services, which are typically characterized by strong brand names, innovative technology and major market positions. We are committed to innovating and developing forward-looking technologies that solve our customers’ most complex challenges. Danaher’s research and development, manufacturing, sales, distribution, service and administrative facilities are located in more than 60 countries. Our business consists of four segments: Life Sciences; Diagnostics; Dental; and Environmental & Applied Solutions. Danaher strives to create shareholder value primarily through three strategic priorities:

•	enhancing its portfolio in attractive science and technology markets through strategic capital allocation;

•	strengthening its competitive advantage through consistent application of the DANAHER BUSINESS SYSTEM (“DBS”) tools; and

•	consistently attracting and retaining exceptional talent.

Danaher measures its progress against these strategic priorities over the long-term based primarily on financial metrics relating to revenue growth, profitability, cash flow and capital returns.

The Company’s businesses use a set of growth, lean and leadership tools and processes, known as the DANAHER BUSINESS SYSTEM, which are designed to continuously improve business performance in the critical areas of quality, delivery, cost, growth and innovation. Within the DBS framework, the Company pursues a number of ongoing strategic initiatives relating to customer insight generation, product development and commercialization, global sourcing of materials and services, manufacturing improvement and sales and marketing impact.

Danaher Corporation, originally DMG, Inc., was organized in 1969 as a Massachusetts real estate investment trust. In 1978 it was reorganized as a Florida corporation under the name Diversified Mortgage Investors, Inc. which in a second reorganization in 1980 became a subsidiary of a newly created holding company named DMG, Inc. DMG, Inc. adopted the name Danaher in 1984 and was reincorporated as a Delaware corporation in 1986.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “DHR.” Our executive offices are located at 2200 Pennsylvania Avenue N.W., Suite 800W, Washington, D.C. 20037, and our telephone number is (202) 828-0850.

Recent Developments

Pending Acquisition of the GE Biopharma Business

On February 25, 2019, we entered into an equity and asset purchase agreement (the “Biopharma Acquisition Agreement”) with General Electric Company (“GE”) pursuant to which we will acquire from GE the Biopharma business of GE Life Sciences (the “Biopharma Business” or “Biopharma”) for an aggregate purchase price of $21.0 billion in cash, subject to certain adjustments and the assumption of approximately $0.4 billion of pension liabilities (the “Biopharma Acquisition”).

The Biopharma Acquisition Agreement

The Biopharma Acquisition Agreement provides that, upon the terms and conditions set forth therein, Danaher will purchase the Biopharma Business through the acquisition of certain assets and the assumption of certain liabilities, as well as the acquisition of the equity of certain subsidiaries of GE, in each case used in or related to the Biopharma Business.

The consummation of the Biopharma Acquisition is subject to certain conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of other antitrust approvals in certain foreign jurisdictions.

The Biopharma Acquisition Agreement contains various representations and warranties and covenants by the parties to such agreement. GE and Danaher have agreed to enter into related agreements ancillary to the Biopharma Acquisition that will become effective upon the consummation of the Biopharma Acquisition, including certain documents related to intellectual property matters and transition services.

The Biopharma Acquisition will be financed with the net proceeds of this offering, the net proceeds of the Concurrent Offering, issuances of long-term and short-term indebtedness and cash on hand. We intend to incur approximately $18.0 billion of additional debt less available cash to fund a portion of the purchase price of the Biopharma Acquisition, which may include incurring debt under one or more additional credit facilities, issuing senior notes and/or issuing commercial paper. This offering is not conditioned on the consummation of the Biopharma Acquisition, the Concurrent Offering or any future issuance of indebtedness.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Biopharma Acquisition Agreement. The Biopharma Acquisition Agreement is included as part of our Current Report on Form 8-K filed with the SEC on February 25, 2019, which is incorporated by reference into this prospectus supplement. See “Where You Can Find More Information.” The Biopharma Acquisition Agreement has been incorporated by reference into this prospectus supplement solely to provide investors and security holders with information relating to its terms. It is not intended to be a source of financial, business or operational information about Biopharma. The representations, warranties and covenants contained in the Biopharma Acquisition Agreement are made only for the purposes of the Biopharma Acquisition Agreement and are made as of specific dates and are solely for the benefit of the parties to the Biopharma Acquisition Agreement. As to factual matters concerning Biopharma, you should not rely upon the representations and warranties in the Biopharma Acquisition Agreement.

The Biopharma Business

The following information regarding the Biopharma Business is based on information provided to Danaher by GE.

Biopharma’s portfolio is comprised of instruments, software and consumables that help its approximately 7,500 customers identify and modify genes, cells and proteins to better understand the dynamics of a disease pathway and then design, develop and manufacture therapies intended to target that disease. Biopharma offers products that support its customers across the pharmaceutical and biopharmaceutical value chain, from the earliest stages of drug discovery and research, to product and process development, clinical trials, therapy manufacturing and clinical use.

Biopharma offers three product lines:

•	BioProcessing: a portfolio of hardware, software, automation and consumable technologies used to manufacture protein-based biopharmaceuticals;

•	Cell and Gene Therapy: a portfolio of tools for the development and manufacture of cell and genetic vector- based biopharmaceuticals; and

•	Research & Pharmaceutical Development: a portfolio of R&D tools and consumables, with broad applications in pharmaceutical research, agriculture, food and beverage and environmental analysis.

Manufacturing biopharmaceuticals and cell and gene therapies from living organisms is inherently complex. Each step in the manufacturing process is highly characterized, with specific manufacturing techniques, components, consumables and technologies incorporated into the regulatory filings that accompany the drug’s regulatory approval. Accordingly, once a specific component is selected and incorporated into a biopharmaceutical’s manufacturing process and regulatory filings, it generally becomes required in the manufacturing process for the remainder of that biopharmaceutical’s lifecycle, with orders of the component increasing or decreasing proportionally to growth or decline of the biopharmaceutical.

Biopharma’s primary customers include pharmaceutical and biopharmaceutical companies, biotechnology companies and academic and hospital-based researchers and clinicians. Biopharma’s customers use its systems, software, laboratory instruments and consumables to examine and manipulate the behavior of proteins, DNA, genes and cells. These efforts form the foundation of a new generation of biological therapeutics at the forefront of precision health. Biopharma’s products are intended to help customers accelerate research and development, improve accuracy in clinical trials, increase speed to market, optimize and accelerate manufacturing processes and reduce overall costs. As of December 31, 2018, the Biopharma Business had approximately 2,800 granted or allowed patents and approximately 4,400 patent applications filed in over 45 countries and jurisdictions, and approximately 24 significant manufacturing and warehouse facilities.

The Biopharma Business will be established as a stand-alone operating company within Danaher’s Life Sciences segment, joining Danaher’s Pall, Beckman Coulter Life Sciences, SCIEX, Leica Microsystems, Molecular Devices, Phenomenex and IDT businesses.

Bioprocessing

Biopharmaceuticals are manufactured via highly complex processes that use genetically modified living cells to produce therapeutic proteins. The manufacturing process is generally divided into two primary phases: upstream and downstream. In the upstream phase, genetically modified cells are grown in bioreactors under carefully specified and controlled conditions in order to produce the therapeutic drug. In addition to the bioreactor and related process control products, the upstream process uses a wide range of growth media, buffers, reagents and other consumables to maximize protein yield. In the downstream phase, the therapeutic protein is separated from the cell culture and host cell by a number of steps that can include centrifugation, chromatography and filtration, resulting in a biotherapeutic ready for patient administration. This downstream portion of the manufacturing process relies on a variety of hardware instruments, and purification and filtration consumables to maximize the amount and purity of protein harvested from the manufacturing process.

Biopharma provides tools for each step in the manufacturing process, from cell line engineering and selection, to scale-up manufacturing and downstream separation, purification and filtration. Biopharma’s tools include cell culture media and other consumables, instrumentation, single-use bioreactors and connectors and separation and purification technologies. Biopharma also offers software tools that allow its customers greater control over, and accelerated analysis of, their production processes.

Cell and Gene Therapy

Biopharma’s cell and gene therapy portfolio supports customers engaged in the development and manufacture of cell therapies. Cell therapies alter the genetic composition of a patient’s cells and address the cause of disease, rather than treat its symptoms, by enabling a patient’s body to cure itself. Cell therapies are created from the immune cells of an individual patient. Once blood is drawn and the immune cells are separated through apheresis and isolation, the cells are manipulated through certain activation and gene transfer steps. Once modified, the immune cells are grown into large quantities, harvested, formulated, cryo-preserved and then prepared for injection into the patient.

Biopharma’s portfolio of hardware, software, consumables, reagents and process fluids supports full cell therapy workflows and has been assembled through in-house development, strategic acquisition of certain cryochain and cell processing systems, and exclusive licensing of certain reagents.

Research and Pharmaceutical Development

Biopharma’s research and development technologies, consumables, reagents, accessories and software provide molecular biologists with a toolbox for cellular, protein and genetic analysis through a variety of techniques. These technologies enable novel biological insights that aid in the identification and selection of a potential new therapeutic substance. Biopharma’s technology portfolio includes electrophoresis, blotting, imaging and surface plasmon resonance instruments. Biopharma produces genomics, biochemistry and molecular biology products for DNA amplification, nucleic acid and protein preparation and DNA analysis. These tools are used by researchers in next generation gene sequencing workflows in the exploration of gene function, regulation, and variation and their impact on living systems. Biopharma also offers digital products designed to accelerate the drug discovery process.

Biopharma also offers repair services and replacement parts for its Bioprocessing, Cell and Gene Therapy and Research and Development products.

Biopharma Business Financial Information

Based on unaudited preliminary financial measures provided by GE, the Biopharma Business generated revenue of approximately $3.0 billion in 2018 and $2.8 billion in 2017. Based on financial information and other data provided by GE, we estimate that the earnings before interest, tax, depreciation and amortization (“EBITDA”) for the Biopharma Business was approximately $1.1 billion in 2018.

The information set forth above is preliminary and unaudited and is subject to revision upon completion of the process of preparing carve-out financial statements of the Biopharma Business for the years ended December 31, 2017 and 2018. These preliminary measures are not necessarily indicative of the results or performance that would have been achieved if the Biopharma Business had been operated as an independent group, as a separate legal entity or as part of Danaher during the periods presented, and, therefore, is not necessarily indicative of future operating results. EBITDA for the Biopharma Business is a non-GAAP measure and may not be calculated in the same manner used by other companies to calculate similarly titled measures. Accordingly, you should not place undue reliance on these financial measures.

Concurrent Offering

Concurrently with this offering, we are offering, by means of a separate prospectus supplement and accompanying prospectus, $1.35 billion aggregate liquidation preference of shares of our Mandatory Convertible Preferred Stock (and up to an additional $135 million aggregate liquidation preference of shares of our

Mandatory Convertible Preferred Stock that the underwriters in the Concurrent Offering have the option to purchase from us, exercisable within 30 days from the date of the prospectus supplement for the Concurrent Offering). We estimate that the net proceeds to us from the sale of shares of our Mandatory Convertible Preferred Stock in the Concurrent Offering, if completed, will be approximately $        billion (or approximately $        billion if the underwriters in the Concurrent Offering exercise their option to purchase additional shares of our Mandatory Convertible Preferred Stock in full), in each case after deducting estimated expenses and underwriting discounts and commissions. The Concurrent Offering is not contingent on the completion of the Biopharma Acquisition or this offering, and there can be no assurance that the Concurrent Offering will be completed on the terms described herein or at all. For additional information, see “Mandatory Convertible Preferred Stock Offering.”

Dental

In connection with the Biopharma Acquisition, we have determined to modify the structure of our previously-announced plan to stand-up Danaher’s Dental business as a publicly-traded company. Instead of spinning off the Dental business, we now intend to conduct an initial public offering of some or all of the shares of the business (the “Dental IPO”). The Dental business had sales for the year ended December 31, 2018 of approximately $2.8 billion. We are targeting the Dental IPO in the second half of 2019, which we expect to be subject to the satisfaction of certain conditions, including obtaining final approval from the Danaher Board of Directors and receipt of regulatory approvals. The Dental IPO is not part of the offering to which this prospectus supplement relates.

THE OFFERING

The following summary contains basic information about this offering. It does not contain all of the information that is important to you. You should read this prospectus supplement and the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus we may provide you in connection with this offering carefully before making an investment decision.

As used in this section, references to “Danaher Corporation,” “we,” “us” and “our” mean Danaher Corporation excluding its subsidiaries and affiliates.

Issuer	Danaher Corporation

Common stock we are offering:	$1.35 billion of shares ($1.485 billion of shares if the underwriters’ option is exercised in full)

Common stock outstanding after this offering:	712,452,553 shares (or up to 713,548,777 shares if the underwriters’ option is exercised in full) based upon an offering of $1.35 billion of shares at an assumed public offering price of $123.15 (the last reported sale price of our common stock on the New York Stock Exchange on February 25, 2019)

Use of proceeds:	The net proceeds of this offering will be approximately $ , after deducting estimated expenses and underwriting discounts and commissions. We intend to use the net proceeds of this offering to fund a portion of the cash consideration payable for, and certain costs associated with, the Biopharma Acquisition. Pending completion of the Biopharma Acquisition, we may invest the net proceeds of the offering in short-term bank deposits or invest them in interest-bearing, investment-grade securities. Completion of this offering is not contingent upon completion of the Biopharma Acquisition.

If the Biopharma Acquisition is not completed, we intend to use the net proceeds of the offering for general corporate purposes, which may include, without limitation and in our sole discretion, redemption of the Mandatory Convertible Preferred Stock, working capital, capital expenditures, investments in or loans to our subsidiaries, refinancing of outstanding indebtedness, refinancing of outstanding capital securities, share repurchases (including, but not limited to, repurchases of our common stock), dividends, funding potential future acquisitions and investments and satisfaction of other obligations. The precise amounts and timing of these uses of proceeds will depend on the funding requirements of us and our subsidiaries. See “Use of Proceeds” in this prospectus supplement.

Concurrent Mandatory Convertible Preferred Stock Offering	Concurrently with this offering, we are offering, by means of a separate prospectus supplement, $1.35 billion aggregate liquidation preference of shares of our Mandatory Convertible Preferred Stock, plus up to an additional $135 million aggregate liquidation preference of shares of our Mandatory Convertible Preferred Stock that the underwriters in the Concurrent Offering have the option to purchase from us, exercisable within 30 days from the date of the prospectus supplement for the Concurrent Offering. We estimate that the net proceeds to us from the sale of shares of our Mandatory Convertible Preferred Stock in the Concurrent Offering, if completed, will be approximately $                billion (or approximately $                billion if the underwriters exercise their option to purchase additional shares of our Mandatory Convertible Preferred Stock in full), in each case after deducting estimated expenses and underwriting discounts and commissions. The Concurrent Offering is not contingent on the completion of the Biopharma Acquisition or this offering, and there can be no assurance that the Concurrent Offering will be completed on the terms described herein or at all. For additional information, see “Mandatory Convertible Preferred Stock Offering.”

Risk factors	See “Risk Factors” beginning on page S-16 of this prospectus supplement and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before deciding to invest in our common stock.

New York Stock Exchange symbol:	“DHR”

Immediately after the consummation of this offering, we will have                  shares of common stock issued and outstanding (or                  shares if the underwriters’ option to purchase additional shares of common stock is exercised in full).

The number of shares of common stock outstanding immediately after this offering that appears above is based on 701,490,312 shares of our common stock issued and outstanding as of December 31, 2018, and excludes:

•

            shares of our common stock (or                shares if the underwriters’ option to purchase additional shares of Mandatory Convertible Preferred Stock is exercised in full) issuable upon conversion of the Mandatory Convertible Preferred Stock being offered in the Concurrent Offering, in each case assuming mandatory conversion based on an applicable market value of our common stock equal to the threshold appreciation price of $                (which is approximately                % above the price at which the shares of our common stock are being offered by this prospectus supplement and the accompanying prospectus) subject to anti-dilution, make-whole and other possible adjustments or any shares of our common stock that may be issued in payment of a dividend, fundamental change dividend make-whole amount or accumulated dividend amount;

•	18,623,546 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $70.86 per share;

•	3,912,494 shares of our common stock issuable upon exercise of outstanding restricted stock units and performance stock units;

•	57,813,913 shares of our common stock reserved for issuance under the Danaher Corporation 2007 Omnibus Incentive Plan;

•	1,568,395 shares of our common stock reserved for issuance under the Amended and Restated Danaher Corporation Executive Deferred Incentive Program;

•	2,000,000 shares of our common stock reserved for issuance pursuant to the Danaher Deferred Compensation Plan; and

•	2,237,248 shares of our common stock issuable upon conversion of our outstanding Liquid Yield Option Notes due 2021 (“LYONsTM”).

A description of our common stock is included in the accompanying prospectus under the caption “Description of Capital Stock.”

SUMMARY CONSOLIDATED FINANCIAL DATA

The following table sets forth summary consolidated financial information. The summary consolidated financial information for the years ended December 31, 2016, 2017 and 2018 has been derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. Our consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. Our historical results are not necessarily indicative of results expected for future periods.

You should read this “Summary Consolidated Financial Data” section together with our consolidated financial statements and the related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2018 10-K, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of and for the Year Ended December 31,
	($ in millions, except per share information)
	2018		2017		2016
Sales	$19,893.0		$18,329.7		$16,882.4
Operating profit	3,403.8		2,990.4		2,735.2
Net earnings from continuing operations	2,650.9		2,469.8	(a)(b)	2,153.4	(c)(d)
Earnings from discontinued operations, net of income taxes	—		22.3		400.3
Net earnings	2,650.9		2,492.1	(a)(b)	2,553.7	(c)(d)
Net earnings per share:
Basic	3.78		3.58	(a)(b)	3.69	(c)(d)
Diluted	3.74		3.53	(a)(b)	3.65	(c)(d)
Dividends declared per share	0.64	(e)	0.56	(f)	0.57	(g)
Total assets	47,832.5		46,648.6		45,295.3
Total debt	$9,740.3		$10,522.1		$12,269.0

(a)

Includes $73 million ($46 million after-tax or $0.06 per diluted share) gain on sale of certain marketable equity securities. Refer to Note 14 to the Consolidated Financial Statements included in our 2018 10-K, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

(b)

Includes $146 million ($0.21 per diluted share) of discrete tax benefits associated with the resolution of uncertain tax positions as well as the remeasurement of deferred tax assets and liabilities and the Transition Tax from the Tax Cuts and Jobs Act (the “TCJA”). Refer to Note 13 to the Consolidated Financial Statements included in our 2018 10-K, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

(c)

Includes $223 million ($140 million after-tax or $0.20 per diluted share) gain on sale of certain marketable equity securities. Refer to Note 14 to the Consolidated Financial Statements included in our 2018 10-K, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

(d)

Includes $179 million ($112 million after-tax or $0.16 per diluted share) loss on extinguishment of borrowings, net of certain deferred gains. Refer to Note 14 to the Consolidated Financial Statements included in our 2018 10-K, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

(e)	The Company increased its quarterly dividend rate in 2018 to $0.16 per share.
(f)	The Company increased its quarterly dividend rate in 2017 to $0.14 per share.
(g)

The Company increased its quarterly dividend rate in the first quarter of 2016 to $0.16 per share and subsequently reduced its quarterly dividend rate to $0.125 per share as a result of the spin-off of Fortive in the third quarter of 2016.

RISK FACTORS

An investment in our common stock is subject to certain risks. You should carefully consider the following risk factors and other information contained in this prospectus supplement, in the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus, including our 2018 Form 10-K filed with the SEC on February 21, 2019, as supplemented or updated by our other filings with the SEC, before deciding whether this investment is suited to your particular circumstances. The risks and uncertainties we have described are not the only ones facing the Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to the Biopharma Acquisition

We may not complete the Biopharma Acquisition within the time frame we anticipate or at all and any regulatory approval of the Biopharma Acquisition may be subject to conditions; the Biopharma Business may underperform relative to our expectations, and the Biopharma Acquisition may cause our financial results to differ from our own or the investment community’s expectations; and we may not be able to achieve anticipated cost savings or other synergies.

The Biopharma Acquisition is subject to a number of closing conditions, as described above, and the completion of the Biopharma Acquisition is subject to a number of risks and uncertainties. The unpredictability of the business and regulatory conditions affecting the industries in which we and the Biopharma Business operate, the uncertainty of regulatory approvals and any conditions that any such approvals may be subject to, and other risks and uncertainties may adversely affect our ability to complete the Biopharma Acquisition within the time frame we anticipate or at all. If the Biopharma Acquisition is not completed or if there are significant delays in completing the planned acquisition, it could negatively affect the trading price of our common stock, adversely affect our future business and financial results and could result in our failure to realize certain synergies relating to the Biopharma Acquisition. Any failure to consummate the Biopharma Acquisition could also result in a negative reaction from the financial markets, particularly if the current market prices reflect market assumptions that the Biopharma Acquisition will be completed, which could cause the value of your investment in our common stock to decline.

In addition, if the Biopharma Acquisition is consummated, the acquired business may underperform relative to our expectations; it may cause our financial results to differ from our own or the investment community’s expectations; and we may not be able to achieve anticipated cost savings or other synergies.

We have not identified any specific use of the net proceeds of this offering in the event that the Biopharma Acquisition Agreement is terminated.

Consummation of the Biopharma Acquisition is subject to a number of conditions, and this offering is not contingent upon completion of the Biopharma Acquisition. If the Biopharma Acquisition Agreement is terminated for any reason, our board of directors and management will have full discretion in the application of the net proceeds. Since the primary purpose of this offering is to provide funds for the Biopharma Acquisition, we have not identified a specific use for the net proceeds in the event the Biopharma Acquisition is not completed. If the Biopharma Acquisition is not completed for any reason, we intend to use the net proceeds of this offering for general corporate purposes, which may include, without limitation and in our sole discretion, the redemption of the Mandatory Convertible Preferred Stock, working capital, capital expenditures, investments in or loans to our subsidiaries, refinancing of outstanding indebtedness, refinancing of outstanding capital securities, share repurchases (including, but not limited to, repurchases of our common stock), dividends, funding potential future acquisitions and investments and satisfaction of other obligations. The failure of our management to use the net proceeds from this offering effectively could have a material adverse effect on our business. See “Use of Proceeds.”

We may fail to realize the anticipated benefits of the Biopharma Acquisition or those benefits may take longer to realize than expected.

Our ability to realize the anticipated benefits of the Biopharma Acquisition, including annual cost savings, will depend, to a large extent, on our ability to effectively integrate the Biopharma Business with our business, which is a complex, costly and time-consuming process. We will be required to devote significant management attention and resources to integrate the business practices and operations of the Biopharma Business with ours. The integration process may disrupt our business and, if implemented ineffectively, could restrict the realization of the full expected benefits. The failure to meet the challenges involved in the integration process and to realize the anticipated benefits of the Biopharma Acquisition could cause an interruption of, or a loss of momentum in, our operations and could adversely affect our business, financial condition and results of operations.

In addition, the integration of the Biopharma Business may result in material unanticipated problems, expenses, liabilities, competitive responses, loss of customers and other business relationships, and diversion of management’s attention. Additional integration challenges include:

•	diversion of management’s attention to integration matters;

•	difficulties in achieving anticipated cost savings, synergies, business opportunities and growth prospects from the Biopharma Acquisition;

•	difficulties in the integration of operations and systems;

•	difficulties in conforming standards, controls, procedures and accounting and other policies, business cultures and compensation structures;

•	difficulties in the assimilation of employees;

•	duplicate and competing products and services;

•	challenges in keeping existing customers and obtaining new customers;

•	challenges in attracting and retaining key personnel; and

•	the impact of potential liabilities we may be inheriting from the Biopharma Business.

Many of these factors will be outside of our control and any one of them could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy, which could adversely affect our business, financial condition and results of operations and result in us becoming subject to litigation. In addition, even if the Biopharma Business is integrated successfully, the anticipated benefits of the Biopharma Acquisition may not be realized. These benefits may not be achieved within the anticipated time frame, or at all. Further, additional unanticipated costs may be incurred in the integration process. All of these factors could cause reductions in our earnings per share, decrease or delay the expected accretive effect of the Biopharma Acquisition and negatively impact the price of our common stock. As a result, it cannot be assured that the Biopharma Acquisition will result in the realization of the full anticipated benefits.

The pendency of the Biopharma Acquisition could adversely affect our business, financial results and operations, and the market price of shares of our common stock.

The announcement and pendency of the Biopharma Acquisition could cause disruptions and create uncertainty surrounding our business and affect our relationships with our customers and employees. In addition, we have diverted, and will continue to divert, significant management resources to complete the Biopharma Acquisition, which could have a negative impact on our ability to manage existing operations or pursue alternative strategic transactions, which could adversely affect our business, financial condition and results of operations. Until the completion of the Biopharma Acquisition, holders of shares of common stock will be exposed to the risks faced by our existing business without any of the potential benefits from the Biopharma Acquisition. As a result of investor perceptions about the terms or benefits of the Biopharma Acquisition, the market price of shares of common stock may decline.

If the Biopharma Acquisition is completed, the Biopharma Business may underperform relative to our expectations.

Following completion of the Biopharma Acquisition, we may not be able to maintain the growth rate, levels of revenue, earnings or operating efficiency that we and the Biopharma Business have achieved or might achieve separately. Our failure to do so could have a material adverse effect on our financial condition and results of operations.

Our credit ratings are anticipated to be negatively impacted by the additional financings we expect to complete in connection with the Biopharma Acquisition and any negative impact on our credit ratings may impact the cost and availability of future borrowings and, accordingly, our cost of capital.

Our credit ratings at any time will reflect each rating organization’s then opinion of our financial strength, operating performance and ability to meet our debt obligations. We anticipate that the additional financing arrangements we expect to incur in connection with the Biopharma Acquisition will likely result in a negative change to our credit ratings and a potential downgrading compared to our credit rating prior to the public announcement of the Biopharma Acquisition. This anticipated reduction in our credit ratings will limit our ability to borrow at interest rates consistent with the interest rates that have been available to us prior to the Biopharma Acquisition. If our credit ratings are further downgraded or put on watch for a further potential downgrade, we may not be able to sell additional debt securities or borrow money in the amounts, at the times or interest rates or upon the more favorable terms and conditions that might be available if our current credit ratings were maintained.

We have outstanding debt, and our debt will increase as a result of the Biopharma Acquisition and if we incur additional debt and do not retire existing debt.

We have outstanding debt and other financial obligations and significant unused borrowing capacity. As of December 31, 2018, we had approximately $9.7 billion of debt on a consolidated basis. In addition, we had the ability to incur an additional $1.5 billion of debt under our outstanding credit facility and commercial paper program. Concurrent with this offering, we are offering Mandatory Convertible Preferred Stock and also expect to enter into one or more additional credit facilities to fund or support the funding of a portion of the purchase price of the Biopharma Acquisition, and anticipate issuing senior notes and commercial paper in connection with the Biopharma Acquisition. See “Summary—Recent Developments.” Our indebtedness or ability to raise additional indebtedness may limit our ability to close the Biopharma Acquisition and limit our operations and our use of cash flow. Credit rating agencies continually revise their ratings for companies they follow, including the Company. Any ratings downgrade could adversely affect the trading price of our common stock, or the trading market for our common stock or any of our other securities. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future and any fluctuation may impact the trading price of our common stock. In addition, in connection with the Biopharma Acquisition we expect our credit rating to be adversely affected, which will potentially result in reduced market access, higher borrowing costs and tighter financial covenants.

Our debt level and related debt service obligations could have additional negative consequences, including:

•

requiring us to dedicate significant cash flow from operations to the payment of principal and interest on our debt, which would reduce the funds we have available for other purposes, such as acquisitions, investments and stock repurchases;

•	reducing our flexibility in planning for or reacting to changes in our business and market conditions; and

•	exposing us to interest rate risk since a portion of our debt obligations are at variable rates.

We may incur significantly more debt in the future. If we add new debt, the risks described above could increase.

Our current revolving credit facility imposes restrictions on us, including certain restrictions on our ability to incur liens on our assets, and requires us to maintain a consolidated leverage ratio (the ratio of consolidated indebtedness to consolidated indebtedness plus shareholders’ equity) of 0.65 to 1.0 or less. Our current revolving credit facility provides credit support for our commercial paper program; there are currently no amounts outstanding under this credit facility. We anticipate entering into one or more additional credit facilities to provide credit support for the issuance of additional amounts under our commercial paper program. See “Summary—Recent Developments.” Our long-term debt obligations include covenants that may adversely affect our ability to incur certain secured indebtedness or engage in certain types of sale and leaseback transactions. Our ability to comply with these restrictions and covenants may be affected by events beyond our control. If we breach any of these restrictions or covenants and do not obtain a waiver from the lenders, then, subject to applicable cure periods, our outstanding indebtedness could be declared immediately due and payable, and any failure to comply with the covenants that apply to our indebtedness could adversely affect our liquidity and financial statements.

Risks Related to Our Common Stock

The market price of our common stock may fluctuate significantly.

Significant fluctuations in the market price and trading volume of our common stock may result not only from general stock market conditions but also from a change in sentiment in the market regarding our operations, business prospects, future funding or this offering. In addition to the risk factors regarding the Biopharma Acquisition discussed above and the risk factors related to our business discussed in Item 1A of the 2018 Form 10-K and incorporated by reference into this prospectus supplement, the price and volume volatility of our common stock may be affected by:

•	developments in our business generally;

•	quarterly variations in our operating results;

•	regulatory changes affecting our operations;

•	operating results that vary from the expectations of management, securities analysts and investors;

•	changes in expectations as to our future financial performance;

•	announcements of strategic developments, significant contracts, loss of significant contracts, acquisitions, divestitures or other dispositions and other material events by us or our competitors;

•	the operating and securities price performance of other companies that investors believe are comparable to us;

•	future sales of our equity or equity-related securities; and

•	economic conditions and monetary and other governmental actions designed to address those conditions.

You may not receive dividends on the common stock.

Under applicable Delaware law, holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. Although we have in the past declared cash dividends on our common stock, we are not required to do so and may reduce or eliminate our common stock dividend in the future. This could adversely affect the market price of our common stock. Further, even if we are permitted under our contractual obligations and Delaware law to declare and pay cash dividends on the shares of common stock and Mandatory Convertible Preferred Stock, we may not have sufficient cash to do so.

Danaher Corporation’s ability to pay dividends and to meet its debt obligations largely depends on the performance of its subsidiaries and the ability to utilize the cash flows from those subsidiaries.

Danaher Corporation is a holding company substantially all of whose assets are owned by its subsidiaries. Danaher Corporation’s ability to pay dividends and meet its debt and other obligations depends almost entirely on cash flows from its subsidiaries and joint ventures and other entities in which it has invested and, in the short term, its ability to raise capital from external sources. In the long term, cash flows from the subsidiaries and the joint ventures and other entities in which we have invested depend on their ability to generate operating cash flows in excess of their expenditures, common and preferred stock dividends (if any), and debt or other obligations. In addition, the subsidiaries are separate and distinct legal entities that are not obligated to pay dividends or make loans or distributions to Danaher Corporation, whether to enable Danaher Corporation to pay dividends on its common stock or the Mandatory Convertible Preferred Stock or for paying principal and interest on its debt securities or for paying its other obligations, and could be precluded from paying any such dividends or making any such loans or distributions under certain circumstances, including, without limitation, as a result of legislation, regulation, court order, contractual restrictions, including the terms of its indebtedness, or in times of financial distress.

The Concurrent Offering, and the possibility of the sale of our common stock in the future, could reduce the market price of our common stock by us or other shareholders.

Concurrently with this offering, we are offering $1.35 billion aggregate liquidation preference of shares of our Mandatory Convertible Preferred Stock, plus up to $135 million aggregate liquidation preference of additional shares of Mandatory Convertible Preferred Stock if the underwriters in that offering exercise their option to purchase additional shares of Mandatory Convertible Preferred Stock in full. This offering is not conditioned on the closing of the Concurrent Offering, and the Concurrent Offering is not conditioned on the closing of this offering.

We are not restricted other than as described in “Underwriting” from issuing additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock, including any common stock that may be issued upon the conversion of the Mandatory Convertible Preferred Stock. In the future, we may sell additional shares of our common stock to raise capital or acquire other companies. We also expect to issue shares upon exercise of options or the vesting of restricted stock units and performance stock units and in connection with our retirement and deferred compensation programs. In addition, a substantial number of shares of our common stock are reserved for issuance upon the exercise of stock options, the vesting of restricted stock units and performance stock units and in connection with our retirement and deferred compensation programs or upon conversion of the LYONs or Mandatory Convertible Preferred Stock. Any of these events may dilute your ownership interest in Danaher and any of these events or the perception that these sales and/or conversions or exchanges could occur may have an adverse impact on the price of our common stock. Furthermore, sales of a substantial amount of our common stock in the public market, or the perception that these sales may occur, could reduce the market price of our common stock. This could also impair our ability to raise additional capital through the sale of our securities.

The Mandatory Convertible Preferred Stock may adversely affect the market price of our common stock.

The market price of our common stock is likely to be influenced by the Mandatory Convertible Preferred Stock. For example, the market price of our common stock could become more volatile and could be depressed by: (i) investors’ anticipation of the potential resale in the market of a substantial number of additional shares of our common stock received upon conversion of the Mandatory Convertible Preferred Stock; (ii) possible sales of our common stock by investors who view the Mandatory Convertible Preferred Stock as a more attractive means of equity participation in us than owning shares of our common stock; and (iii) hedging or arbitrage trading activity that may develop involving the Mandatory Convertible Preferred Stock and our common stock.

The common stock is equity and is subordinate to our existing and future indebtedness, the Mandatory Convertible Preferred Stock, if issued, and any preferred stock we may issue in the future.

Shares of the common stock are equity interests in Danaher and do not constitute indebtedness. As such, shares of the common stock will rank junior to all indebtedness and other non-equity claims on Danaher with respect to assets available to satisfy claims on Danaher, including in a liquidation of Danaher. Additionally, holders of our common stock may be subject to prior dividend and liquidation rights of any holders of our preferred stock or depositary shares representing such preferred stock then outstanding.

Our common stock will rank junior to our Mandatory Convertible Preferred Stock, if issued, with respect to the payment of dividends and amounts payable in the event of our liquidation, dissolution or winding-up of our affairs. This means that, unless accumulated dividends have been paid on all our Mandatory Convertible Preferred Stock, if issued, through the most recently completed dividend period, no dividends may be declared or paid on our common stock and we will not be permitted to repurchase any of our common stock, subject to limited exceptions. Likewise, in the event of our voluntary or involuntary liquidation, dissolution or winding-up of our affairs, no distribution of our assets may be made to holders of our common stock until we have paid to holders of our Mandatory Convertible Preferred Stock, if issued, a liquidation preference equal to $1,000 per share plus accumulated and unpaid dividends.

Our board of directors is authorized to issue additional classes or series of preferred stock without any action on the part of the shareholders. The board of directors also has the power, without shareholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over our common stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

Certain rights of the holders of the Mandatory Convertible Preferred Stock, if issued, could delay or prevent an otherwise beneficial takeover or takeover attempt of us.

Certain rights of the holders of the Mandatory Convertible Preferred Stock could make it more difficult or more expensive for a third party to acquire us. For example, if a fundamental change were to occur on or prior to April 15, 2022, holders of the Mandatory Convertible Preferred Stock, if issued, may have the right to convert their Mandatory Convertible Preferred Stock, in whole or in part, at an increased conversion rate and will also be entitled to receive a make-whole amount equal to the present value of all remaining dividend payments on their Mandatory Convertible Preferred Stock as described in the Certificate of Designation (as defined herein). These features of the Mandatory Convertible Preferred Stock could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.

If the Mandatory Convertible Preferred Stock offering is completed and we do not complete the Biopharma Acquisition on or prior to August 25, 2020, or if the Biopharma Acquisition Agreement is terminated, we will have the option to redeem the Mandatory Convertible Preferred Stock.

If the Mandatory Convertible Preferred Stock Offering is completed and we do not complete the Biopharma Acquisition on or prior to August 25, 2020, or if the Biopharma Acquisition Agreement is terminated, we will be entitled, but not required, to redeem the Mandatory Convertible Preferred Stock, in whole but not in part, at a make-whole redemption price per share that includes a make-whole adjustment which could provide a redemption price that exceeds the public offering price of $             per share, plus accrued and unpaid dividends. We may satisfy the redemption price by delivering cash, common stock or any combination thereof. If the Concurrent Offering is completed but the Biopharma Acquisition does not occur, we may elect to exercise our option to redeem all of the outstanding shares of Mandatory Convertible Preferred Stock. It is possible that our failure to complete the Biopharma Acquisition or, if we exercise our option to redeem the Mandatory Convertible Preferred Stock as described in the preceding sentence, our expenditure of funds or delivery of common stock to satisfy the redemption price thereof may have a material adverse effect on the market price of our outstanding common stock or debt securities. See “Mandatory Convertible Preferred Stock Offering.”

Anti-takeover provisions could adversely affect our shareholders.

Provisions of Delaware law and of our restated certificate of incorporation and amended bylaws could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. For example, we are subject to Section 203 of the Delaware General Corporation Law, which would make it more difficult for another party to acquire us without the approval of our board of directors.

USE OF PROCEEDS

The net proceeds from this offering are expected to be approximately $        , after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering to fund a portion of the cash consideration payable for, and certain costs associated with, the Biopharma Acquisition, which we expect will occur in the second half of 2019. Pending completion of the Biopharma Acquisition, we may invest the net proceeds of the offering in short-term bank deposits or invest them in interest-bearing, investment-grade securities. Completion of this offering is not contingent upon completion of the Biopharma Acquisition.

If the Biopharma Acquisition is not completed, we intend to use the net proceeds of the offering for general corporate purposes, which may include, without limitation and in our sole discretion, redemption of the Mandatory Convertible Preferred Stock, working capital, capital expenditures, investments in or loans to our subsidiaries, refinancing of outstanding indebtedness, refinancing of outstanding capital securities, share repurchases (including, but not limited to, repurchases of our common stock), dividends, funding potential future acquisitions and investments and satisfaction of other obligations. The precise amounts and timing of these uses of proceeds will depend on the funding requirements of us and our subsidiaries.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock trades on the New York Stock Exchange under the symbol “DHR.” As of December 31, 2018, there were 701,490,312 shares of our common stock issued and outstanding. As of December 31, 2018, there were approximately 2,492 shareholders of record. The following table provides the high and low sales price per share during the periods indicated, as reported on the New York Stock Exchange, and dividends declared per share of our common stock during such periods.

Period	High	Low	Dividends
2016(a):
First Quarter	$95.89	$81.25	$0.16	(b)
Second Quarter	102.79	92.45	0.16
Third Quarter	82.64	76.15	0.125	(c)
Fourth Quarter	81.30	75.71	0.125
2017:
First Quarter	$88.01	$78.22	$0.14	(d)
Second Quarter	87.00	81.36	0.14
Third Quarter	88.62	78.97	0.14
Fourth Quarter	95.16	83.81	0.14
2018:
First Quarter	$103.77	$92.16	$0.16	(e)
Second Quarter	103.27	96.08	0.16
Third Quarter	108.92	98.09	0.16
Fourth Quarter	109.54	95.02	0.16
2019:
First Quarter (through February 25, 2019)	$124.10	$97.64	—

(a)	The stock prices in the above table on or prior to July 2, 2016, the date of the spin-off of Fortive, have not been adjusted for the spin-off of Fortive.
(b)	We increased our quarterly dividend rate in the first quarter of 2016 to $0.16 per share.
(c)	Subsequent to the spin-off of Fortive, we reduced our quarterly dividend rate to $0.125 per share.
(d)	We increased our quarterly dividend rate in the first quarter of 2017 to $0.14 per share.
(e)	We increased our quarterly dividend rate in the first quarter of 2018 to $0.16 per share.

The last reported sale price per share of our common stock on February 25, 2019, as reported by the New York Stock Exchange, was $123.15.

CAPITALIZATION

The following table sets forth the capitalization of Danaher Corporation as of December 31, 2018:

•	on an actual basis;

•

as adjusted to give effect to the issuance and sale of our common stock in this offering (assuming no exercise of the underwriters’ option) but not the use of proceeds therefrom to fund a portion of the cash consideration payable for, and certain costs associated with, the Biopharma Acquisition; and

•

as further adjusted to also give effect to the issuance and sale of our Mandatory Convertible Preferred Stock in the Concurrent Offering (assuming no exercise of the underwriters’ option) but without giving effect to the use of proceeds therefrom to fund a portion of the cash consideration payable for, and certain costs associated with, the Biopharma Acquisition.

You should read this table in conjunction with “Use of Proceeds” and our consolidated financial statements incorporated by reference in this prospectus supplement, the notes thereto and the other financial data incorporated by reference in this prospectus supplement. The as adjusted and as further adjusted information may not reflect our cash, short-term debt and capitalization in the future, including in connection with further financing activities in related to the Biopharma Acquisition. Moreover, because the closing of this offering is not contingent upon the completion of the Concurrent Offering, you should not assume that the Concurrent Offering, as reflected in the applicable column below, will take place.

	As of December 31, 2018
	Actual	As Adjusted		As Further Adjusted
	(in millions)
Cash and cash equivalents	$787.8	$		$

U.S. dollar-denominated commercial paper	72.8		72.8		72.8
Euro-denominated commercial paper (€2.1 billion and €1.7 billion, respectively)	2,377.5		2,377.5		2,377.5
1.0% senior unsecured notes due 2019 (€600.0 million aggregate principal amount)	687.0		687.0		687.0
2.4% senior unsecured notes due 2020	498.5		498.5		498.5
5.0% senior unsecured notes due 2020	386.7		386.7		386.7
Zero-coupon LYONs due 2021	56.2		56.2		56.2
0.352% senior unsecured notes due 2021 (¥30.0 billion aggregate principal amount)	273.2		273.2		273.2
1.7% senior unsecured notes due 2022 (€800.0 million aggregate principal amount)	913.2		913.2		913.2
Floating rate senior unsecured notes due 2022 (€250.0 million aggregate principal amount)	285.7		285.7		285.7
0.5% senior unsecured bonds due 2023 (CHF 540.0 million aggregate principal amount)	550.7		550.7		550.7
2.5% senior unsecured notes due 2025 (€800.0 million aggregate principal amount)	912.6		912.6		912.6
3.35% senior unsecured notes due 2025	496.8		496.8		496.8
0.3% senior unsecured notes due 2027 (¥30.8 billion aggregate principal amount)	279.9		279.9		279.9
1.2% senior unsecured notes due 2027 (€600.0 million aggregate principal amount)	682.0		682.0		682.0
1.125% senior unsecured bonds due 2028 (CHF 210.0 million aggregate principal amount)	218.1		218.1		218.1

	As of December 31, 2018
	Actual	As Adjusted		As Further Adjusted
	(in millions)
0.65% senior unsecured notes due 2032 (¥53.2 billion aggregate principal amount)	483.4		483.4		483.4
4.375% senior unsecured notes due 2045	499.3		499.3		499.3
Other	$66.7		$66.7		$66.7

Total debt	9,740.3		9,740.3		9,740.3
Stockholders’ equity:
Common stock, $0.01 par value; 2.0 billion shares authorized, 817.9 million shares issued and 701.5 million shares outstanding, actual; 2.0 billion shares authorized, shares issued and outstanding, as adjusted; 2.0 billion shares authorized, shares issued and outstanding, as further adjusted	8.2
Preferred stock, without par value; 15 million shares authorized, none outstanding, actual; none outstanding, as adjusted; shares of Series A Mandatory Convertible Preferred Stock designated, shares issued and outstanding, as further adjusted	—		—
Additional paid-in capital	5,834.3
Retained earnings	25,163.0
Accumulated other comprehensive income (loss)	(2,791.1)

Total Danaher stockholders’ equity	28,214.4
Noncontrolling interests	12.3		12.3		12.3

Total stockholders’ equity	28,226.7

Total capitalization	$37,967.0	$		$

MANDATORY CONVERTIBLE PREFERRED STOCK OFFERING

Concurrently with this offering of shares of our common stock, we are offering, by means of a separate prospectus supplement and accompanying prospectus, $1.35 billion aggregate liquidation preference of shares (and up to an additional $135 million aggregate liquidation preference of shares if the underwriters in the Concurrent Offering exercise their option to purchase additional shares to cover over-allotments in full) of our        % Series A Mandatory Convertible Preferred Stock, which we refer to in this prospectus supplement as our “Mandatory Convertible Preferred Stock.”

The shares of Mandatory Convertible Preferred Stock will initially be convertible into an aggregate of up to                shares of our common stock (or up to                shares of our common stock, if the underwriters in that offering exercise their over-allotment option in full), in each case subject to anti-dilution, make-whole and other adjustments, as described in the prospectus supplement related to the offering of our shares of Mandatory Convertible Preferred Stock.

Unless converted or redeemed earlier in accordance with the terms of the certificate of designations setting forth the terms of the Mandatory Convertible Preferred Stock, which we refer to as the “Certificate of Designations,” each share of Mandatory Convertible Preferred Stock will convert automatically on the mandatory conversion date, which is expected to be April 15, 2022, into between                and                shares of our common stock, subject to certain anti-dilution and other adjustments. The number of shares of common stock issuable upon conversion will be determined based on the average volume weighted average price per share of our common stock over the 20 consecutive trading day period beginning on and including the 21st scheduled trading day immediately preceding April 15, 2022.

Dividends on the Mandatory Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by our board of directors at an annual rate of        % on the liquidation preference of $1,000 per share of Mandatory Convertible Preferred Stock. We may pay declared dividends in cash or, subject to certain limitations, in shares of our common stock, par value $0.01 per share, or by delivery, at our election, of any combination of cash and shares of our common stock on January 15, April 15, July 15 and October 15 of each year, commencing on July 15, 2019 and to, and including, April 15, 2022.

We estimate that the net proceeds to us from the Concurrent Offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $        (or approximately $        if the underwriters in the Concurrent Offering exercise their option to purchase additional shares of Mandatory Convertible Preferred Stock to cover over-allotments, if any). There can be no assurance that the Concurrent Offering will be completed. Completion of this offering of shares of our common stock is not contingent upon the completion of the Biopharma Acquisition or the Concurrent Offering, and the completion of the Concurrent Offering is not contingent upon the completion of the Biopharma Acquisition or this offering.

We intend to use the net proceeds of the Concurrent Offering to fund a portion of the cash consideration payable for, and certain costs associated with, the Biopharma Acquisition, which we expect will occur in the second half of 2019. Pending completion of the Biopharma Acquisition, we may invest the net proceeds of the offering in short-term bank deposits or invest them in interest-bearing, investment-grade securities.

Our common stock will rank junior to our Mandatory Convertible Preferred Stock with respect to the payment of dividends and amounts payable in the event of our liquidation, dissolution or winding-up of our affairs. This means that, unless accumulated dividends have been paid or set aside for payment on all outstanding shares of our Mandatory Convertible Preferred Stock for all past completed dividend periods, no dividends may be declared or paid on our common stock. Likewise, in the event of our voluntary or involuntary liquidation, dissolution or winding-up, no distribution of our assets may be made to holders of our common stock until we have paid to holders of our Mandatory Convertible Preferred Stock a liquidation preference equal to $1,000 per share plus accrued and unpaid dividends.

Within ten business days following the earlier of (a) the date on which the Biopharma Acquisition Agreement is terminated, (b) our board of directors determines, in its good faith judgment, that the Biopharma Acquisition will not occur and (c) the close of business on August 25, 2020, if the Acquisition has not closed at or prior to such time on such date, we have the option to redeem the shares of the Mandatory Convertible Preferred Stock, in whole but not in part, subject to certain terms and conditions.

Except as specifically required by Delaware law or our restated certificate of incorporation, which will include the Certificate of Designations for the Mandatory Convertible Preferred Stock, and except as described below, the holders of Mandatory Convertible Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Mandatory Convertible Preferred Stock (i) have not been declared and paid, or (ii) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods (a “Nonpayment”), the authorized number of directors on our board of directors will, at the next annual meeting of stockholders or at a special meeting of stockholders as provided below, automatically be increased by two and the holders of the Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other series of Voting Preferred Stock (as defined below) then outstanding, will be entitled, at our next annual meeting or at a special meeting of stockholders, if any, to fill such newly created directorships by electing two additional directors (the “Preferred Stock Directors”); provided, however, that the election of any such directors will not cause us to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which our securities may be listed or quoted) for listed or quoted companies to have a majority of independent directors; and provided, further, that our board of directors shall, at no time, include more than two Preferred Stock Directors.

In the event of a Nonpayment, the holders of record of at least 25% of the shares of the Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock may request that a special meeting of stockholders be called to elect such Preferred Stock Directors (provided, however, that if our next annual or a special meeting of stockholders is scheduled to be held within 90 days of the receipt of such request, the election of such Preferred Stock Directors, to the extent otherwise permitted by our amended bylaws, will, instead, be included in the agenda for and will be held at such scheduled annual or special meeting of stockholders). The Preferred Stock Directors will stand for reelection annually, and at each subsequent annual meeting of the stockholders, so long as the holders of the Mandatory Convertible Preferred Stock continue to have such voting rights.

At any meeting at which the holders of the Mandatory Convertible Preferred Stock are entitled to elect Preferred Stock Directors, the holders of record of a majority of the then outstanding shares of the Mandatory Convertible Preferred Stock and all other series of Voting Preferred Stock, present in person or represented by proxy, will constitute a quorum and the vote of the holders of a majority of such shares of the Mandatory Convertible Preferred Stock and other Voting Preferred Stock so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the Preferred Stock Directors.

As used in this prospectus supplement, “Voting Preferred Stock” means any series of our preferred stock, other than the Mandatory Convertible Preferred Stock, ranking equally with the Mandatory Convertible Preferred Stock either as to dividends or to the distribution of assets upon liquidation, dissolution or winding-up and upon which like voting rights for the election of directors have been conferred and are exercisable. Whether a plurality, majority or other portion in voting power of the Mandatory Convertible Preferred Stock and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the respective Liquidation Preference amounts of the Mandatory Convertible Preferred Stock and such other Voting Preferred Stock voted.

If and when all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock have been paid in full (a “Nonpayment Remedy”), the holders of the Mandatory Convertible Preferred Stock shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent Nonpayment. If such voting rights for the holders of the Mandatory Convertible Preferred Stock and all other holders of Voting Preferred Stock have terminated, the term of office of each Preferred Stock Director so elected will terminate at such time and the authorized number of directors on our board of directors shall automatically decrease by two.

Any Preferred Stock Director may be removed at any time, with cause as provided by law or without cause by the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock then outstanding (voting together as a single class) when they have the voting rights described above. In the event that a Nonpayment shall have occurred and there shall not have been a Nonpayment Remedy, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office or, if none remains in office, by a vote of the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock then outstanding (voting together as a single class) when they have the voting rights described above; provided, however, that the filling of each vacancy will not cause us to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which our securities may be listed or quoted) for listed or quoted companies to have a majority of independent directors. The Preferred Stock Directors will each be entitled to one vote per director on any matter that comes before our board of directors for a vote.

The Mandatory Convertible Preferred Stock will have certain other voting rights with respect to certain amendments to our restated certificate of incorporation or the Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock or certain other transactions as described in such Certificate of Designations.

Because the closing of this offering is not contingent upon the completion of the Biopharma Acquisition or the Concurrent Offering, you should not assume that the Biopharma Acquisition or the Concurrent Offering will take place.

The foregoing information concerning the Mandatory Convertible Preferred Stock is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock, a copy of which has been or will be incorporated by reference as an exhibit into the registration statement of which this prospectus supplement and the accompanying prospectus form a part and which may be obtained as described under “Where You Can Find More Information.” In addition, a description of the proposed Mandatory Convertible Preferred Stock is set forth in the separate prospectus supplement pursuant to which such preferred stock is being offered.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF COMMON STOCK

The following is a discussion of material U.S. federal income tax considerations relating to the ownership and disposition of our common stock by a non-U.S. holder. For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner (other than a partnership or other pass-through entity) of our common stock that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect to be treated as a United States person under applicable U.S. Treasury Regulations.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement. In addition, the Internal Revenue Service, or the IRS, could challenge one or more of the tax consequences described in this prospectus supplement.

We assume in this discussion that each non-U.S. holder holds shares of our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address the alternative minimum tax, the Medicare tax on net investment income, any U.S. federal non-income taxes, such as the estate tax, or any aspects of U.S. state, local or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

•	insurance companies;

•	tax-exempt organizations;

•	financial institutions;

•	brokers, dealers or traders in securities;

•	pension plans;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	owners that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment; and

•	certain U.S. expatriates.

In addition, this discussion does not address the tax treatment of partnerships or other entities that are pass-through entities for U.S. federal income tax purposes or persons who hold their common stock through partnerships or other pass-through entities. A partner in a partnership or other pass-through entity that will hold our common stock should consult his, her or its own tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our common stock through a partnership or other pass-through entity, as applicable.

Prospective non-U.S. holders of our common stock should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of our common stock.

Distributions on our Common Stock

Distributions on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “Gain on Disposition of Common Stock.” Any distributions will also be subject to the discussions below under the headings “Information Reporting and Backup Withholding” and “FATCA.”

Subject to the discussion below on effectively connected income, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States, and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income is taxed on a net income basis at the same U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty and the specific methods available to them to satisfy these requirements.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS.

Gain on Disposition of Common Stock

In general (subject to the discussion below under the headings “Information Reporting and Backup Withholding” and “FATCA”), a non-U.S. holder will not be subject to U.S. federal income tax on gain recognized upon such holder’s sale, exchange or other disposition of shares of our common stock unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States; in these cases, the

non-U.S. holder will be taxed on a net income basis at the same U.S. federal income tax rates applicable to U.S. persons (as defined in the Code), and if the non-U.S. holder is a foreign corporation, the branch profits tax described above under the heading “Distributions on our Common Stock” also may apply;

•

the non-U.S. holder is a non-resident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S.-source capital losses of the non-U.S. holder, if any, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•

we are or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation” unless our common stock was “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market at any time during the calendar year in which the disposition occurs and the non-U.S. holder held no more than 5% of our outstanding common stock, directly, indirectly or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. We believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

We must report the gross amount of the distributions on our common stock paid to each non-U.S. holder and the tax withheld, if any, with respect to such distributions annually to the IRS and to each non-U.S. holder. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Generally, a non-U.S. holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. holder, or otherwise establishes an exemption. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above under the heading “Distributions on our Common Stock,” will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

FATCA

Provisions of the Code commonly known as the Foreign Account Tax Compliance Act, or FATCA, generally impose a U.S. federal withholding tax at a rate of 30% on dividends, and gross proceeds from the sale or other disposition of, our common stock if paid to a foreign entity unless: (i) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA.

Withholding under FATCA generally will apply to payments of dividends on our common stock. While withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of our common stock, under recently proposed U.S. Treasury Regulations withholding on payments of such gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

If withholding under FATCA is required on any payment related to our common stock, investors not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment may be required to seek a refund or credit from the IRS. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

The preceding discussion of material U.S. federal income tax considerations is for prospective investors’ information only. It is not legal or tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed changes in applicable laws.

UNDERWRITING

Danaher and the underwriters for the offering named below, for whom Barclays Capital Inc. and Goldman Sachs & Co. LLC are acting as representatives, have entered into an underwriting agreement with respect to the shares. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table.

Underwriters	Number of Shares
Barclays Capital Inc.
Goldman Sachs & Co. LLC
Credit Suisse Securities (USA) LLC
HSBC Securities (USA) Inc.

Total

The underwriting agreement provides that the obligations of the several underwriters to purchase the shares of common stock included in this offering are subject to approval of certain legal matters by counsel and to other customary conditions. The underwriters are obligated to purchase all of the shares of common stock reflected in the table above if they purchase any of the shares of common stock. The offering of the shares of common stock by the underwriters is subject to receipt and acceptance and to the underwriters’ right to reject any order in whole or in part.

The underwriters propose to offer the shares of common stock directly to the public initially at the public offering price set forth on the cover page of this prospectus supplement. Shares of common stock sold by the underwriters to dealers may be sold at the public offering price less a concession not to exceed $                 per share. The underwriters may allow, and dealers may reallow, a concession not to exceed $                per share on sales to other dealers. After the initial offering of the shares of common stock to the public, the representatives may change the public offering price and concessions.

Option to Purchase Additional Shares

We have granted the underwriters an option to purchase from us up to an additional                 shares of common stock to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The shares purchased under this option will be purchased at the public offering price, less the underwriting discount and commissions, subject to certain possible adjustments. The underwriters may exercise this option in whole or, from time to time, in part, through and including the 30th day after the date of this prospectus supplement. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the other shares are being offered.

If the underwriters exercise their option to purchase additional shares, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional shares of our common stock in approximately the same proportion as shown in the table above.

Underwriting Discount

The following table shows the per share and total underwriting discounts to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of common stock.

	Without exercise of option to purchase additional shares	With full exercise of option to purchase additional shares
Per Share	$	$
Total	$	$

We estimate that the total expenses of this offering payable by us, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts, will be approximately $185,000.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “DHR.”

Electronic Prospectus Delivery

This prospectus supplement and the accompanying prospectus in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations. None of the other information appearing on or that can be accessed through websites maintained by any of the underwriters or selling group members, if any, is a part of, or is incorporated by reference into, this prospectus supplement or the accompanying prospectus.

No Sales of Similar Securities

We have agreed that, subject to certain exceptions and without the prior written consent of Barclays Capital Inc., we will not, during the period from and including the date of this prospectus supplement through and including the 90th day after the date of this prospectus supplement, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition by any person at any time in the future of) any shares of common stock or securities convertible into or exercisable or exchangeable for common stock (other than the securities, common stock and shares issued pursuant to employee incentive, retirement, deferred compensation or other benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof), or sell or grant options, rights or warrants with respect to any shares of common stock or securities convertible into or exchangeable for common stock (other than the grant of options pursuant to option plans existing on the date of the underwriting agreement) (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of or common stock or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise or (3) file, confidentially submit or cause to be confidentially submitted or filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible, exercisable or exchangeable into common stock or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing. The foregoing sentence shall not apply to:

•	the sale of shares of common stock to the underwriters;

•	the issuance by us of Mandatory Convertible Preferred Stock in the Concurrent Offering;

•	the issuance by us of shares of common stock upon conversion of the Mandatory Convertible Preferred Stock;

•	the issuance by us of shares of common stock issued as dividends on the Mandatory Convertible Preferred Stock;

•

securities, including common stock, issued pursuant to existing employee, incentive, retirement, deferred compensation or other benefit plans, qualified stock option plans or other employee compensation plans;

•	shares of common stock issuable to existing security holders upon conversion of our Liquid Yield Option Notes due 2021;

•	the filing by us of any registration statement on Form S-8; and

•	securities, including common stock, issued by our subsidiaries.

Certain of our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons has agreed that, without the prior written consent of Barclays Capital Inc., on behalf of the underwriters, and subject to certain exceptions, such person will not, directly or indirectly, during the period commencing on and including the date of such person’s lock-up agreement through and including the 60th day after the date of this prospectus supplement (the “Lock-Up Period), (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of our common stock (including, without limitation, shares of our common stock that may be deemed to be beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and shares of our common stock that may be issued upon exercise of any options or warrants), or securities convertible into or exercisable or exchangeable for our common stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of our common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of our common stock or securities convertible into or exercisable or exchangeable for our common stock or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing.

The restrictions described in the immediately preceding paragraph will not apply to:

•

transactions relating to shares of our common stock or other securities acquired in open market transactions after the completion of this offering or the Concurrent Offering, subject to certain limitations;

•	bona fide gifts of shares of any class of our capital stock, subject to certain limitations;

•

sales or other dispositions of shares of any class of our capital stock that are made exclusively between and among such person or members of such person’s family, or to any trust for the direct or indirect benefit of such person or the members of such person’s family, or between and among affiliates of such person, including its partners (if a partnership), members (if a limited liability company), beneficiaries (if a trust), stockholders or other equityholders;

•

transfers or dispositions of shares of any class of our capital stock or such other securities by operation of law pursuant to a court or regulatory agency order or a qualified domestic relations order or in connection with a divorce settlement or other domestic relations order, subject to certain limitations;

•

transfers or dispositions of shares of any class of our capital stock or such other securities by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a family member of such person, subject to certain limitations;

•

transfers or dispositions of shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock to us pursuant to any contractual arrangement in effect on the date of the lock-up agreement that provides for the repurchase of such person’s common stock or such other securities by us or in connection with the termination of the such person’s employment, subject to certain limitations;

•

the forfeiture or surrender to us of shares of our common stock to cover the exercise price of, or tax withholding obligations upon the vesting, exercise or delivery of, restricted share units, performance stock units, stock options and other equity based compensation granted to such person pursuant to any employee equity incentive plan existing on the date hereof, subject to certain limitations;

•

the exercise of warrants or the exercise of stock options granted pursuant to our stock option/incentive plans or otherwise outstanding on the date of the lock-up agreement, provided that the restrictions shall apply to shares of our common stock issued upon such exercise or conversion;

•	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of our common stock, subject to certain limitations;

•	sales of our common stock pursuant to Rule 10b5-1 trading plans existing on the date of the underwriting agreement, subject to certain limitations;

•

any demands or requests for, the exercise of any right with respect to, or the taking of any action in preparation of, the registration by us under the Securities Act of such party’s shares of our common stock or other securities, provided that no transfer of such shares of our common stock registered pursuant to the exercise of any such right and no registration statement shall be filed under the Securities Act with respect to any of such person’s shares of our common stock during the Lock-Up Period; and

•

with respect to one of our directors, the transfer of up to 500,000 shares of common stock as a bona fide gift to a charitable foundation and, at the charitable foundation’s discretion, the subsequent sale or transfer of such shares, subject to certain limitations.

Barclays Capital Inc., in its discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

Price Stabilization and Short Positions

In connection with this offering, the underwriters may over-allot shares of common stock or effect transactions with a view to supporting the market price of such shares at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the shares is made, and, if begun, may cease at any time. Any stabilization action must be carried out in accordance with applicable laws and rules. The underwriters may purchase and sell shares in the open market, including through short sales and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering.

The underwriters have advised us that they also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the shares. As a result, the price of such shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, including acting as underwriters, managers, agents, arrangers or issuing and paying agents, for which they received or will receive customary fees and expenses. For example, certain of the underwriters or their affiliates are currently serving as underwriters for our concurrent offering of Mandatory Convertible Preferred Stock. In addition, certain of the underwriters or their affiliates currently serve as lenders and/or agents under Danaher’s senior credit facility and are expected to continue to serve as lenders and/or agents in future credit facilities. In addition, certain affiliates of Goldman Sachs & Co. LLC are acting as financial advisors to GE in its role as the seller in connection with the Biopharma Acquisition, for which they will receive customary fees.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve our securities and/or instruments. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in Canada

The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

United Kingdom

In the United Kingdom, this document is being distributed only to and is directed only at and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (a) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (b) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of shares of common stock may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives of the underwriters; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares of common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive and each person who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive.

In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of common stock to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer of shares of common stock to the public” in relation to any shares of common stock in any Relevant Member State means the communication in any form and by means of sufficient information on the terms of the offer and the shares of common stock to be offered so as to enable an investor to decide to purchase shares of common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the company has determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the shares are ‘‘prescribed capital markets products’’ (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS

Certain legal matters in connection with the offering of our common stock will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP. Certain legal matters in connection with the offering of the common stock will be passed upon for the underwriters by Latham & Watkins LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of our internal control over financial reporting as of December 31, 2018, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

Danaher Corporation

Debt Securities

Guarantees

Common Stock

Preferred Stock

Warrants

Depositary Shares

Purchase Contracts

Units

DH Europe Finance S.A.

Senior Debt Securities

(fully and unconditionally guaranteed by Danaher Corporation)

We may offer and sell securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained or incorporated by reference in this document. You should read this prospectus and any applicable prospectus supplement that we file with the Securities and Exchange Commission before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

The common stock of Danaher Corporation trades on The New York Stock Exchange under the symbol “DHR”.

Investing in these securities involves certain risks. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 5, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Under this shelf registration process, Danaher, Danaher International and/or selling securityholders may from time to time sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and/or selling securityholders may offer. Each time Danaher, Danaher International or any selling securityholder uses this prospectus to sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement and/or any related free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, any accompanying prospectus supplement and any other offering material that we authorize, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus that we file with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “we,” “our” and “us” refer, collectively, to Danaher and its consolidated subsidiaries and/or, where applicable, to Danaher International as issuer of debt securities; the term “Danaher” refers to Danaher Corporation, a Delaware corporation; and the term “Danaher International” refers to DH Europe Finance S.A., a public limited liability company duly organized and existing under the laws of Luxembourg.

Pursuant to Rule 3-10(b) (“Rule 3-10(b)”) of Regulation S-X, this prospectus does not contain separate financial statements for Danaher International since Danaher International is an indirect subsidiary of Danaher that is 100% owned by Danaher, and Danaher files consolidated financial information under the Exchange Act. Danaher International, which was formed on June 2, 2015, is a “finance subsidiary” of Danaher under Rule 3-10(b) with no independent function other than financing activities. Danaher will provide a full and unconditional guarantee of Danaher International’s obligations under its debt securities, and no other subsidiary of Danaher will guarantee these obligations.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.danaher.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

As noted above, this prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below filed by Danaher (File No. 001-08089) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2018 Annual Meeting of Stockholders;

•	Current Reports on Form 8-K filed with the SEC on January 30, 2018, February 20, 2018 and March 26, 2018; and

•

The description of our common stock contained in our Registration Statement on Form 8-B filed on November 3, 1986, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Danaher Corporation

2200 Pennsylvania Avenue, N.W., Suite 800W

Washington, D.C. 20037-1701

Attention: Investor Relations

(202) 828-0850

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document.

FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus and any applicable prospectus supplement include “forward-looking statements” within the meaning of the United States federal securities laws. All statements other than historical factual information are forward-looking statements, including without limitation statements regarding: projections of revenue, expenses, profit, profit margins, tax rates, tax provisions, cash flows, pension and benefit obligations and funding requirements, our liquidity position or other projected financial measures; management’s plans and strategies for future operations, including statements relating to anticipated operating performance, cost reductions, restructuring activities, new product and service developments, competitive strengths or market position, acquisitions and the integration thereof, divestitures, spin-offs, split-offs or other distributions, strategic opportunities, securities offerings, stock repurchases, dividends and executive compensation; growth, declines and other trends in markets we sell into; new or modified laws, regulations and accounting pronouncements; regulatory approvals; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; foreign currency exchange rates and fluctuations in those rates; general economic and capital markets conditions; the timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that Danaher intends or believes will or may occur in the future. Terminology such as “believe,” “anticipate,” “should,” “could,” “intend,” “will,” “plan,” “expect,” “estimate,” “project,” “target,” “may,” “possible,” “potential,” “forecast” and “positioned” and similar references to future periods are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees of future performance and actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. Important factors that could cause actual results to differ materially from those envisaged in the forward-looking statements include the following:

•	Conditions in the global economy, the markets we serve and the financial markets may adversely affect our business and financial statements.

•

Our growth could suffer if the markets into which we sell our products and services (references to products and services in this report also include software) decline, do not grow as anticipated or experience cyclicality.

•

We face intense competition and if we are unable to compete effectively, we may experience decreased demand and decreased market share. Even if we compete effectively, we may be required to reduce prices for our products and services.

•	Our growth depends in part on the timely development and commercialization, and customer acceptance, of new and enhanced products and services based on technological innovation.

•	Our reputation, ability to do business and financial statements may be impaired by improper conduct by any of our employees, agents or business partners.

•

Certain of our businesses are subject to extensive regulation by the U.S. Food and Drug Administration and by comparable agencies of other countries, as well as laws regulating fraud and abuse in the health care industry and the privacy and security of health information. Failure to comply with those regulations could adversely affect our reputation, ability to do business and financial statements.

•

The health care industry and related industries that we serve have undergone, and are in the process of undergoing, significant changes in an effort to reduce costs, which could adversely affect our financial statements.

•	Any inability to consummate acquisitions at our historical rate and at appropriate prices could negatively impact our growth rate and stock price.

•	Our acquisition of businesses, investments, joint ventures and strategic relationships could negatively impact our financial statements.

•	The indemnification provisions of acquisition agreements by which we have acquired companies may not fully protect us and as a result we may face unexpected liabilities.

•	Divestitures and other dispositions could negatively impact our business, and contingent liabilities from businesses that we have disposed could adversely affect our financial statements.

•	We could incur significant liability if the 2016 spin-off of Fortive or the 2015 split-off of our communications business is determined to be a taxable transaction.

•

Potential indemnification liabilities related to the 2016 spin-off of Fortive and the 2015 split-off of our communications business could materially and adversely affect our business and financial statements.

•	A significant disruption in, or breach in security of, our information technology systems or violation of data privacy laws could adversely affect our business, reputation and financial statements.

•

Our operations, products and services expose us to the risk of environmental, health and safety liabilities, costs and violations that could adversely affect our business, reputation and financial statements.

•	Our businesses are subject to extensive regulation; failure to comply with those regulations could adversely affect our financial statements and our business, including our reputation.

•	Our restructuring actions could have long-term adverse effects on our business.

•	We may be required to recognize impairment charges for our goodwill and other intangible assets.

•	Foreign currency exchange rates may adversely affect our financial statements.

•

Changes in our tax rates or exposure to additional income tax liabilities or assessments could affect our profitability. In particular, our estimate of the charges we have incurred related to the Tax Cuts and Jobs Act could differ materially from our actual liability. In addition, audits by tax authorities could result in additional tax payments for prior periods.

•	Changes in tax law relating to multinational corporations could adversely affect our tax position.

•	We are subject to a variety of litigation and other legal and regulatory proceedings in the course of our business that could adversely affect our business and financial statements.

•

If we do not or cannot adequately protect our intellectual property, or if third-parties infringe our intellectual property rights, we may suffer competitive injury or expend significant resources enforcing our rights.

•

Third parties may claim that we are infringing or misappropriating their intellectual property rights and we could suffer significant litigation expenses, losses or licensing expenses or be prevented from selling products or services.

•

The United States government has certain rights to use and disclose some of the intellectual property that we license and could exclusively license it to a third-party if we fail to achieve practical application of the intellectual property.

•	Defects and unanticipated use or inadequate disclosure with respect to our products or services, or allegations thereof, could adversely affect our business, reputation and financial statements.

•

The manufacture of many of our products is a highly exacting and complex process, and if we directly or indirectly encounter problems manufacturing products, our reputation, business and financial statements could suffer.

•

Our indebtedness may limit our operations and our use of our cash flow, and any failure to comply with the covenants that apply to our indebtedness could adversely affect our liquidity and financial statements.

•

Adverse changes in our relationships with, or the financial condition, performance, purchasing patterns or inventory levels of, key distributors and other channel partners could adversely affect our financial statements.

•

Certain of our businesses rely on relationships with collaborative partners and other third-parties for development, supply and marketing of certain products and potential products, and such collaborative partners or other third-parties could fail to perform sufficiently.

•	Our financial results are subject to fluctuations in the cost and availability of commodities that we use in our operations.

•

If we cannot adjust our manufacturing capacity or the purchases required for our manufacturing activities to reflect changes in market conditions and customer demand, our profitability may suffer. In addition, our reliance upon sole or limited sources of supply for certain materials, components and services could cause production interruptions, delays and inefficiencies.

•	Changes in laws or governmental regulations may reduce demand for our products or services or increase our expenses.

•	Work stoppages, union and works council campaigns and other labor disputes could adversely impact our productivity and results of operations.

•	International economic, political, legal, compliance, trade and business factors could negatively affect our financial statements.

•

Significant developments stemming from the current U.S. administration, including changes in trade policy, or the United Kingdom’s referendum on membership in the EU could have an adverse effect on us.

•	If we suffer loss to our facilities, supply chains, distribution systems or information technology systems due to catastrophe or other events, our operations could be seriously harmed.

•	Our defined benefit pension plans are subject to financial market risks that could adversely affect our financial statements.

See the risk factors included in our periodic reports filed with the Securities and Exchange Commission under the Exchange Act, and in any applicable prospectus supplement, for a further discussion regarding reasons that actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Forward-looking statements speak only as of the date of the report, document, press release, webcast, call, materials or other communication in which they are made. Except to the extent required by applicable law, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

DANAHER CORPORATION

Danaher Corporation designs, manufactures and markets professional, medical, industrial and commercial products and services, which are typically characterized by strong brand names, innovative technology and major market positions. Danaher’s research and development, manufacturing, sales, distribution, service and administrative facilities are located in more than 60 countries. Danaher’s business consists of four segments: Life Sciences; Diagnostics; Dental; and Environmental & Applied Solutions.

Danaher Corporation was incorporated in the State of Delaware in 1986, and our principal executive offices are located at 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037-1701. Our telephone number is (202) 828-0850.

For additional information concerning Danaher, please see Danaher’s most recent Annual Report on Form 10-K and our other filings with the SEC, which are incorporated by reference into this document. See “Where You Can Find More Information.”

DH EUROPE FINANCE S.A.

DH Europe Finance S.A., a public limited liability company (société anonyme), was organized on June 2, 2015 under the laws of Luxembourg, and its registered office is located at 1B Heienhaff, L-1736 Senningerberg, Grand

Duchy of Luxembourg. Danaher International is registered with the Luxembourg Trade and Companies Register under number B197470, is an indirect wholly-owned finance subsidiary of Danaher Corporation, and conducts no independent operations other than its financing activities. Danaher International’s telephone number is +352 27-84-80-58.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth Danaher’s consolidated ratio of earnings to fixed charges for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 21, 2018, including Exhibit 12.1 thereto, which is incorporated by reference in this prospectus.

	Fiscal Year Ended December 31
	2017	2016	2015	2014	2013
Consolidated Ratios of Earnings to Fixed Charges	18.0	13.2	12.5	16.8	15.6

These ratios include Danaher and its consolidated subsidiaries. The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges for the periods indicated, where “earnings” consist of (1) earnings from continuing operations (excluding earnings from equity investees) before income taxes plus distributed income of equity investees; plus (2) fixed charges and “fixed charges” consist of (A) interest, whether expensed or capitalized, on all indebtedness, (B) amortization of premiums, discounts and capitalized expenses related to indebtedness, and (C) an interest component representing the estimated portion of rental expense that management believes is attributable to interest. Interest on unrecognized tax benefits is included in the tax provision in Danaher’s Consolidated Statements of Earnings and is excluded from the computation of fixed charges.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities we offer under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital, share repurchases, payment of dividends and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF DANAHER DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that Danaher may issue separately, upon exercise of a debt warrant, in connection with a purchase contract or as part of a unit from time to time in the form of one or more series of debt securities. The applicable prospectus supplement and/or free writing prospectus will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. As used in this section, “debt securities” means the senior and subordinated debentures, notes, bonds and other evidences of indebtedness that we issue and a trustee authenticates and delivers under the applicable indenture. As used in this “Description of Danaher Debt Securities,” the terms “Danaher,” “we,” “our” and “us” refer to Danaher Corporation and do not, unless the context otherwise indicates, include our subsidiaries.

Senior debt securities will be issued under an indenture dated December 11, 2007 between Danaher and The Bank of New York Mellon Trust Company, N.A., as trustee, that has been filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus, subject to such amendments or supplemental indentures as are adopted, from time to time. This indenture is referred to as the “senior indenture.” Subordinated debt securities will be issued under a separate indenture to be entered into by us and a trustee or trustees identified in the prospectus supplement, the form of which is included as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. This indenture is referred to as the “subordinated indenture.” We refer to the indentures described above as the “indentures” or the “indenture,” as applicable. The following summaries of certain provisions of the indentures and the debt securities are not complete and the summaries are subject to the detailed provisions of the applicable indenture. You should refer to the applicable indenture for more specific information. In addition, you should consult the applicable prospectus supplement and/or free writing prospectus for particular terms of our debt securities.

The indentures will not limit the aggregate principal amount of debt securities that we may issue, and will permit us to issue securities from time to time in one or more series. The indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us. However, the senior indenture does restrict us and our subsidiaries from granting certain security interests on certain of our or their property or assets unless the senior debt securities are equally secured. See “-Covenants in the Senior Indenture” below.

The debt securities will be unsecured obligations of Danaher. We currently conduct substantially all of our operations through subsidiaries, and the holders of debt securities (whether senior or subordinated debt securities) will be effectively subordinated to the creditors of our subsidiaries. This means that creditors of our subsidiaries will have a claim to the assets of our subsidiaries that is superior to the claim of our creditors, including holders of our debt securities.

The applicable prospectus supplement and/or free writing prospectus will describe the following terms of any series of debt securities that we may offer:

•	the title and type of the debt securities;

•

whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture, as applicable, that the subordination provisions of the indenture shall apply to the securities of that series or that any different subordination provisions, including different definitions of the terms “senior indebtedness” or “existing subordinated indebtedness,” shall apply to securities of that series;

•	the initial aggregate principal amount of the debt securities and any limit on such amount;

•	the person who will receive interest payments on any debt securities if other than the registered holder;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•	the rate or rates, which may be fixed or variable, per annum at which the debt securities will bear interest and the date from which such interest will accrue;

•	the dates on which interest will be payable and the related record dates;

•	whether any index, formula or other method will determine payments of principal, premium or interest and the manner of determining the amount of such payments;

•	the place or places of payments on the debt securities;

•	whether the debt securities are redeemable

•	any redemption dates, prices, obligations and restrictions on the debt securities;

•	any mandatory or optional sinking fund or purchase fund or analogous provisions;

•	the denominations of the debt securities if other than $1,000 or multiples of $1,000;

•	the currency of principal and interest payments if other than U.S. dollars, and the manner of determining the equivalent thereof in U.S. dollars for any purpose under the indenture;

•

if the principal of or any premium or interest on any debt securities of any series is payable, at our election or the election of the holder, in one or more currencies other than that in which such debt securities are stated to be payable, the currency or currencies in which such principal, premium or interest shall be payable and other terms and conditions regarding such payment;

•	the amount that we will pay the holder if the maturity of the debt securities is accelerated, if other than their principal amount;

•

the amount that will be deemed to be the principal amount of the debt securities as of a particular date before maturity if the principal amount payable at the stated maturity date will not be able to be determined on that date;

•	the applicability of the legal defeasance and covenant defeasance provisions in the applicable indenture;

•

if the debt securities will be issued in the form of one or more book-entry securities, the name of the depositary or its nominee and the circumstances under which the book-entry security may be transferred or exchanged to someone other than the depositary or its nominee;

•	any provisions granting special rights if certain events happen;

•

any deletions from, changes in or additions to the events of default or the covenants specified in the indenture, or to the right of the trustee or the requisite holders of such securities to declare the principal amount of such securities due and payable;

•	any trustees, authenticating or paying agents, transfer agents, registrars or other agents for the debt securities;

•	any conversion or exchange features of the debt securities;

•	whether we will issue the debt securities as original issue discount securities for federal income tax purposes;

•	any special tax implications of the debt securities;

•	the terms of payment upon acceleration; and

•	any other material terms of the debt securities not inconsistent with the provisions of the indenture.

Debt securities may bear interest at fixed or floating rates. We may issue our debt securities at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if our debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than the stated principal amount of the debt securities. Tax and other special considerations applicable to any series of debt securities, including original issue discount securities, will be described in the prospectus supplement in which we offer those debt securities.

We will have the ability under each indenture to reopen a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue debt securities with the same terms as previously issued debt securities.

We will comply with Section 14(e) under the Exchange Act and any other tender offer rules under the Exchange Act that may then apply to any obligation we may have to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Payment and Paying Agents

Unless the applicable prospectus supplement indicates otherwise, payment of interest on a debt security (other than a bearer debt security) on any interest payment date will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest payment.

Generally, we will pay the principal of, premium, if any, and interest on our registered debt securities either at the office of the paying agent designated by us in the applicable prospectus supplement or, if we elect, we may pay interest by mailing a check to your address as it appears on our register or by wire transfer to an account maintained by the person entitled thereto as specified in the securities register. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent or the trustee, or held, for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, or discharged from trust, and the holder of such debt security shall thereafter, as an unsecured general creditor, look only to us for payment thereof, subject to applicable escheat laws.

Senior Debt Securities

Senior debt securities will be issued under the senior indenture. Payment of the principal of, premium, if any, and interest on senior debt securities will rank equally with all of our other unsecured and unsubordinated debt.

Subordinated Debt Securities

Subordinated debt securities will be issued under the subordinated indenture. Subordinated debt securities of a particular series will be subordinate in right of payment, to the extent and in the manner set forth in the subordinated indenture and the prospectus supplement relating to those subordinated debt securities, to the prior payment of all of our indebtedness that is designated as senior indebtedness with respect to that series. The definition of senior indebtedness will include, among other things, senior debt securities and will be specifically set forth in that prospectus supplement.

Upon any payment or distribution of our assets to creditors or upon our total or partial liquidation or dissolution or in a bankruptcy, receivership, or similar proceeding relating to us or our property, holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before holders of subordinated debt securities will be entitled to receive any payment with respect to the subordinated debt securities and, until the senior indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled (other than securities of Danaher or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at the least to the extent provided pursuant to these subordination provisions, to the payment of all senior indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) will be made to the holders of senior indebtedness, all as described in the applicable prospectus supplement. In the event of any such proceeding, after payment in full of all sums owing with respect to senior indebtedness, the holders of subordinated debt securities, together with the holders of any of our obligations ranking in parity with the subordinated debt securities, will be entitled to be paid from our remaining assets the amounts then due and owing with respect to such subordinated debt securities and other obligations, before any payments or distributions will be made on account of any of our capital stock or other obligations ranking junior to such subordinated debt securities and other obligations.

If we default in the payment of any principal of, premium, if any, or interest on any senior indebtedness, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, upon written notice of such default to us by the holders of senior indebtedness or any trustee therefor, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment shall be made or agreed to be made on account of the principal, premium, if any, or interest on any of the subordinated debt securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the subordinated debt securities.

By reason of this subordination, in the event of insolvency, our creditors who are holders of senior indebtedness or holders of any indebtedness or preferred stock of our subsidiaries, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

Events of Default

Except as may be provided otherwise in a prospectus supplement, any of the following events will constitute an event of default for a series of debt securities under the indenture:

•	failure to pay interest on our debt securities of that series for 30 days past the applicable due date;

•	failure to pay principal of, or premium, if any, on our debt securities of that series when due (whether at maturity, upon acceleration or otherwise);

•	failure to deposit any sinking fund payment on debt securities of that series when due;

•

failure to perform, or breach of, any other covenant, agreement or warranty for the benefit of the holders of the debt securities in the indenture, other than a covenant, agreement or warranty a default in whose performance or breach is dealt with elsewhere in the indenture, or which is included in the indenture solely for the benefit of a different series of our debt securities, which continues for 90 days after written notice from the trustee or holders of 25% of the outstanding principal amount of the debt securities of that series as provided in the indenture;

•	specified events relating to our bankruptcy, insolvency or reorganization; and

•	any other event of default with respect to debt securities of that series established pursuant to the applicable supplemental indenture.

An event of default with respect to one series of debt securities is not necessarily an event of default for another series.

If there is an event of default with respect to a series of our debt securities, which continues for the requisite amount of time, either the trustee or holders of at least 25% of the aggregate principal amount outstanding of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately, except that if an event of default occurs due to bankruptcy, insolvency or reorganization as provided in the applicable indenture, then the principal of and interest on the debt securities shall become due and payable immediately without any act by the trustee or any holder of debt securities. If the securities were issued at an original issue discount, less than the stated principal amount may become payable. However, at any time after an acceleration with respect to debt securities of any series has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default or event of default and its consequences for that series, except (1) a default in the payment of the principal, premium, or interest with respect to those debt securities or (2) a default with respect to a provision of the applicable indenture that cannot be amended without the consent of each holder affected by the amendment. In case of a waiver of a default, that default shall cease to exist, and any event of default arising from that default shall be deemed to have been cured for all purposes. The holders of a majority in aggregate principal amount outstanding of the debt securities of any series may also, on behalf of the holders of all debt securities of that series, waive, with respect to that series, our compliance with certain restrictive covenants in the applicable indenture.

If any event which is, or after notice or lapse of time or both would become, an event of default (collectively referred to in this paragraph as a default) occurs and is continuing with respect to debt securities of a particular series and if it is known to any specified responsible officer of the trustee, the trustee will mail to each holder of such debt securities notice of such default within 90 days after it occurs or, if later, after the trustee obtains knowledge of such default. Except in the case of default in the payment of principal, premium, or interest with respect to the debt securities of that series or in the making of any sinking fund payment with respect to the debt securities of that series, the trustee may withhold such notice if and so long as the corporate trust committee or a committee of specified responsible officers of the trustee in good faith determines that withholding the notice is in the interests of the holders of such debt securities.

A holder may institute a suit against us for enforcement of such holder’s rights under the applicable indenture, for the appointment of a receiver or trustee, or for any other remedy only if the following conditions are satisfied:

•	the holder gives the trustee written notice of a continuing event of default with respect to a series of our debt securities held by that holder;

•

holders of at least 25% of the aggregate principal amount of the outstanding debt securities of that series make a request, in writing, and offer reasonable indemnity, to the trustee for the trustee to institute the requested proceeding;

•

the trustee does not receive direction contrary to the holder’s request from holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days following such notice, request and offer of indemnity under the terms of the applicable indenture; and

•	the trustee does not institute the requested proceeding within 60 days following such notice.

The indentures will require us to annually deliver to the trustee a statement as to performance of our obligations under the indentures and as to any defaults.

A default in the payment of any of our debt securities, or a default with respect to our debt securities that causes them to be accelerated, may give rise to a cross-default under our other indebtedness.

Satisfaction and Discharge of the Indentures

An indenture will generally cease to be of any further effect with respect to a series of debt securities if:

•	we have delivered to the applicable trustee for cancellation all debt securities of that series (with certain limited exceptions); or

•

all debt securities of that series not previously delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and in any such case we have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all of the principal, premium and interest due with respect to those debt securities;

and if, in either case, we also pay or cause to be paid all other sums payable under the applicable indenture by us and deliver to the trustee an officers’ certificate and opinion of counsel stating that all conditions precedent to the satisfaction and discharge of the indenture have been complied with.

Legal Defeasance and Covenant Defeasance

Any series of our debt securities will be subject to the defeasance and discharge provisions of the applicable indenture unless otherwise specified in the applicable prospectus supplement. If those provisions are applicable, we may elect either:

•

legal defeasance, which will permit us to defease and be discharged from, subject to limitations, all of our obligations with respect to those debt securities, including any subordination provisions; or

•

covenant defeasance, which will permit us to be released from our obligations to comply with certain covenants relating to those debt securities as described in the applicable prospectus supplement, which may include obligations concerning subordination of our subordinated debt securities.

If we exercise our legal defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default related to the specified covenants.

Unless otherwise provided in the applicable prospectus supplement, we may invoke legal defeasance or covenant defeasance with respect to any series of our debt securities only if: with respect to debt securities denominated in U.S. dollars, we irrevocably deposit with the trustee, in trust, an amount in U.S. dollars, U.S. government obligations (taking into account payment of principal and interest thereon in accordance with their terms) or a combination thereof which will provide money in an amount sufficient to pay, when due upon maturity or redemption, as the case may be, the principal of, premium, if any, and interest on those debt securities;

•

with respect to debt securities denominated in a currency other than U.S. dollars, we irrevocably deposit with the trustee, in trust, an amount in such currency, obligations of the foreign government that issued such currency (taking into account payment of principal, premium and interest thereon in accordance with their terms) or a combination thereof which will provide money in an amount sufficient to pay, when due upon maturity or redemption, as the case may be, the principal of, premium, if any, and interest on those debt securities;

•

we deliver to the trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal, premium and interest when due on the deposited U.S. government obligations or foreign government obligations, as applicable, plus any deposited money will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, and interest when due with respect to all the debt securities of that series to maturity or redemption, as the case may be;

•

no event which is, or after notice or lapse of time would become, an event of default under the indenture shall have occurred and be continuing at the time of such deposit or, with regard to any default relating to our bankruptcy, insolvency or reorganization, at any time on or prior to the 90th day after such deposit;

•

the deposit does not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all securities under the indenture are in default within the meaning of such Act);

•	the deposit is not a default under any other agreement binding on us;

•

such deposit will not result in the trust arising from such deposit constituting an investment company under the Investment Company Act of 1940, as amended, unless such trust is registered under, or exempt from, such Act;

•	we deliver to the trustee an opinion of counsel addressing certain federal income tax matters relating to the defeasance;

•

if the securities are to be redeemed prior to the stated maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given or provision for such notice satisfactory to the trustee shall have been made;

•

with respect to any series of subordinated debt securities, at the time of such deposit, (1) no default in the payment of principal, premium or interest with respect to any senior indebtedness shall have occurred and be continuing, (2) no event of default shall have resulted in any senior indebtedness becoming, and continuing to be, due and payable prior to the date it would otherwise have become due and payable (unless payment of such senior indebtedness has been provided for), and (3) no other event of default shall have occurred and be continuing which permits the holders thereof to declare such indebtedness due and payable prior to the date it would otherwise have become due and payable; and

•

we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities of that series as contemplated by the applicable indenture have been complied with.

Modification and Waiver

We and the trustee may enter into supplemental indentures for the purpose of modifying or amending an indenture with the consent of holders of at least a majority in aggregate principal amount of each series of our outstanding debt securities affected. However, unless otherwise provided in the applicable prospectus supplement, the consent of all of the holders of our debt securities that are affected thereby is required for any of the following modifications or amendments:

to reduce the percentage in principal amount of debt securities of any series whose holders must consent to a supplemental indenture, or consent to any waiver of compliance with certain provisions of the indenture, or consent to certain defaults under the indenture, in each case as provided for in the indenture;

•	to reduce the rate of, or change the stated maturity of any installment of, interest on any debt security;

•

to reduce the principal of or change the stated maturity of principal of, or any installment of principal of or interest on, any debt security or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of maturity;

•	to reduce the premium payable upon the redemption of any debt security;

•	to make any debt security, or any premium or interest thereon, payable in a currency other than that stated in that debt security;

•	to change any place of payment where any debt security or any premium or interest thereon is payable;

•	to change the right to convert any debt security in accordance with its terms;

•

to impair the right to bring a lawsuit for the enforcement of any payment on or after the stated maturity of any debt security (or in the case of redemption, on or after the date fixed for redemption);

•	to modify the provisions of the indenture with respect to subordination of debt securities in a manner adverse to any registered holder of a debt security; or

•

generally, to modify any of the above provisions of the indenture or any provisions providing for the waiver of past defaults or waiver of compliance with certain covenants, except to increase the percentage in principal amount of debt securities of any series whose holders must consent to an amendment or waiver, as applicable, or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.

In addition, we and the trustee with respect to an indenture may enter into supplemental indentures without the consent of the holders of debt securities for one or more of the following purposes (in addition to any other purposes specified in an applicable prospectus supplement):

•	to evidence that another person has become our successor and that the successor assumes our covenants, agreements, and obligations in the indenture and in the debt securities;

•	to surrender any of our rights or powers under the indenture, or to add to our covenants further covenants for the protection of the holders of all or any series of debt securities;

•	to add any additional events of default for the benefit of the holders of all or any series of debt securities;

•

to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision in the indenture, or to make other provisions in regard to matters or questions arising under the indenture;

•

to add to or change any of the provisions of the indenture as necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

•	to secure the debt securities;

•

to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as the addition, change, or elimination not otherwise permitted under the indenture will (1) neither apply to any debt security of any series created before the execution of the supplemental indenture and entitled to the benefit of that provision nor modify the rights of the holders of that debt security with respect to that provision or (2) become effective only when there are no debt securities of that series outstanding;

•

to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as necessary to provide for the administration of the indenture by more than one trustee;

•

with respect to the subordinated indenture, to add to, change or eliminate any of the subordination provisions in the indenture or change the definition of “senior indebtedness” in respect of one or more series of debt securities, provided that any such addition, change or elimination does not adversely affect the interests of the holders of outstanding debt securities in any material respect;

•	to establish the form or terms of debt securities of any series; and

•	to make provisions with respect to the conversion rights of holders, including providing for the conversion of debt securities of any series into any security or securities of ours.

Certain Covenants

In addition to such other covenants, if any, as may be described in the accompanying prospectus supplement and/or free writing prospectus and except as may be otherwise set forth in the accompanying prospectus supplement and/or free writing prospectus, the indenture will require us, subject to certain limitations described therein, to, among other things, do the following:

•

deliver to the trustee all information, documents and reports required to be filed by us with the SEC under Section 13 or 15(d) of the Exchange Act, within 15 days after the same is filed with the SEC;

•	deliver to the trustee annual officers’ certificates with respect to our compliance with our obligations under the indenture;

•

maintain the existence, rights and franchises of us and our significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Securities Act), except to the extent our board of directors determines that the preservation thereof is no longer desirable in the conduct of our business and that the loss thereof is not adverse in any material respect to the holders of the debt securities; and

•

pay, and cause our significant subsidiaries to pay, our and their taxes, assessments and government levies when due, except to the extent the same is being contested in good faith by appropriate proceedings.

Covenants in the Senior Indenture

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.”

Limitation on Secured Debt

Unless otherwise provided in the applicable prospectus supplement and/or free writing prospectus, we will not, and will not permit any Subsidiary to, create, assume, or guarantee any Secured Debt without making effective provision for securing the senior debt securities equally and ratably with such Secured Debt. This covenant does not apply to debt secured by:

•

purchase money mortgages created to secure payment for the acquisition or construction of any property including, but not limited to, any indebtedness incurred by us or a Subsidiary prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which indebtedness is incurred for the purpose of financing all or any part of the purchase price of such property or construction or improvements on such property;

•

mortgages, pledges, liens, security interest or encumbrances (collectively referred to as security interests) on property, or any conditional sales agreement or any title retention with respect to property, existing at the time of acquisition thereof, whether or not assumed by us or a Subsidiary;

•	security interests on property or shares of capital stock or indebtedness of any corporation or firm existing at the time such corporation or firm becomes a Subsidiary;

•

security interests in property or shares of capital stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated with us or a Subsidiary or at the time of a sale, lease, or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to us or a Subsidiary, provided that no such security interests shall extend to any other Principal Property of ours or such Subsidiary prior to such acquisition or to other Principal Property thereafter acquired other than additions or improvements to the acquired property;

•

security interests on our property or property of a Subsidiary in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, security interests to secure indebtedness of the pollution control or industrial revenue type) in order to permit us or any Subsidiary to perform a contract or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license;

•	security interests on any property or assets of any Subsidiary to secure indebtedness owing by it to us or to another Subsidiary;

•

any mechanics’, materialmen’s, carriers’ or other similar lien arising in the ordinary course of business, including construction of facilities, in respect of obligations that are not yet due or that are being contested in good faith;

•	any security interest for taxes, assessments or government charges or levies not yet delinquent, or already delinquent, but the validity of which is being contested in good faith;

•	any security interest arising in connection with legal proceedings being contested in good faith, including any judgment lien so long as execution thereof is being stayed;

•	landlords’ liens on fixtures located on premises leased by us or a Subsidiary in the ordinary course of business; or

•	any extension, renewal or replacement, or successive extensions, renewals or replacements, in whole or in part, of any security interest referred to in the foregoing bullets.

Limitation on Sale and Leaseback Transactions

Unless otherwise provided in the applicable prospectus supplement and/or free writing prospectus, the senior indenture provides that we will not, and will not permit any Subsidiary to, enter any lease longer than three years

(excluding leases of newly acquired, improved or constructed property) covering any Principal Property of ours or any Subsidiary that is sold to any other person in connection with such lease (a “Sale and Leaseback Transaction”), unless either:

•

we or such Subsidiary would be entitled, without equally and ratably securing the senior debt securities, to incur Indebtedness secured by a mortgage on the Principal Property leased pursuant to any of the bullets referenced above under “-Limitation on Secured Debt,” or

•

an amount equal to the value of the Principal Property so leased is applied to the retirement, within 120 days of the effective date of such arrangement, of indebtedness for borrowed money incurred or assumed by us or a Subsidiary which is recorded as Funded Debt as shown on our most recent consolidated balance sheet and which in the case of such Indebtedness of ours, is not subordinate and junior in right of payment to the prior payment of the senior debt securities.

Exempted Indebtedness

Notwithstanding the limitations on Secured Debt and Sale and Leaseback Transactions described above, we and any one or more Subsidiaries may, without securing the senior debt securities, issue, assume, or guarantee Secured Debt or enter into any Sale and Leaseback Transaction which would otherwise be subject to the foregoing restrictions, provided that, after giving effect thereto, the aggregate amount of such Secured Debt then outstanding (not including Secured Debt permitted under the foregoing exceptions) and the Attributable Debt of Sale and Leaseback Transactions, other than Sale and Leaseback Transactions described in either bullet of the preceding paragraph, at such time does not exceed 15% of Consolidated Net Assets.

Certain Definitions

Set forth below are certain defined terms used in the senior indenture. Reference is made to the senior indenture for a complete definition of these terms, as well as any other capitalized terms used herein for which no definition is provided. Unless otherwise provided in the applicable prospectus supplement, the following terms will mean as follows for purposes of covenants that may be applicable to any particular series of senior debt securities.

The term “Attributable Debt,” in respect of a Sale and Leaseback Transaction, means, as of any particular time, the present value (discounted at the rate of interest implicit in the lease involved in such Sale and Leaseback Transaction, as determined in good faith by us) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

The term “Consolidated Assets” means the aggregate of all assets of us and our Subsidiaries (including the value of all existing Sale and Leaseback Transactions and any assets resulting from the capitalization of other long-term lease obligations in accordance with generally accepted accounting principles in the United States (GAAP)), appearing on the most recent available consolidated balance sheet of us and our Subsidiaries at their net book values, after deducting related depreciation, amortization and other valuation reserves, all prepared in accordance with GAAP.

The term “Consolidated Current Liabilities” means the aggregate of the current liabilities of us and our Subsidiaries appearing on the most recent available consolidated balance sheet of us and our Subsidiaries, all in accordance with GAAP. In no event shall Consolidated Current Liabilities include any obligation of us and our Subsidiaries issued under a revolving credit or similar agreement if the obligation issued under such agreement matures by its terms within twelve months from the date thereof but by the terms of such agreement such obligation may be renewed or extended or the amount thereof reborrowed or refunded at our option or the option of any Subsidiary for a term in excess of twelve months from the date of determination.

The term “Consolidated Net Assets” means Consolidated Assets after deduction of Consolidated Current Liabilities.

The term “Funded Debt” means all indebtedness for money borrowed having a maturity of more than twelve months from the date of the most recent consolidated balance sheet of us and our Subsidiaries or renewable and extendable beyond twelve months at the option of the borrower and all obligations in respect of lease rentals which under GAAP would be shown on our consolidated balance sheet as a liability item other than a current liability; provided, however, that Funded Debt shall not include any of the foregoing to the extent that such indebtedness or obligations are not required by GAAP to be shown on our balance sheet.

The term “Principal Property” means any manufacturing plant, warehouse, office building or parcel of real property (including fixtures but excluding leases and other contract rights which might otherwise be deemed real property) owned by us or any Subsidiary, whether owned on the date of the indenture or thereafter, provided each such plant, warehouse, office building or parcel of real property has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of two percent of the Consolidated Net Assets of us and our Subsidiaries, other than any such plant, warehouse, office building or parcel of real property or portion thereof which, in the opinion of our board of directors (evidenced by a certified board resolution delivered to the trustee), is not of material importance to the business conducted by us and our Subsidiaries taken as a whole.

The term “Secured Debt” means Indebtedness for borrowed money and any Funded Debt which, in each case, is secured by a security interest in:

•	any Principal Property, or

•	any shares of capital stock or Indebtedness of any Subsidiary.

The term “Subsidiary” means any corporation or other entity (including, without limitation, partnerships, joint ventures and associations) of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation or other entity (irrespective of whether or not at the time the stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any such contingency) is at the time directly or indirectly owned by Danaher, or by one or more Subsidiaries of Danaher, or by Danaher and one or more other Subsidiaries.

Consolidation, Merger and Sale of Assets

Unless otherwise provided in the applicable prospectus supplement, our indentures prohibit us from consolidating with or merging into another business entity, or conveying, transferring or leasing our properties and assets substantially as an entirety to any business entity, unless:

•

the surviving or acquiring entity is a U.S. corporation, limited liability company, partnership or trust, and it expressly assumes our obligations with respect to outstanding debt securities by executing a supplemental indenture;

•

immediately after giving effect to the transaction, no event of default, or event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the indenture and all conditions precedent relating to such transaction have been complied with.

Conversion Rights

We will describe the terms upon which debt securities may be convertible into our common stock or other securities in a prospectus supplement. These terms will include the type of securities the debt securities are convertible into, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion. They may also include provisions adjusting the number of shares of our common stock or other securities issuable upon conversion.

Denomination

Normally, we will denominate and make payments on debt securities in U.S. dollars. If we issue debt securities denominated, or with payments, in a foreign or composite currency, a prospectus supplement will specify the currency or composite currency. Except as may be provided otherwise in the applicable prospectus supplement and/or free writing prospectus, we will issue registered securities in denominations of $1,000 or integral multiples of $1,000.

Our Trustee

Unless stated in the applicable prospectus supplement, (i) the trustee may also be the trustee under any other indenture for debt securities and (ii) any trustee or its affiliates may lend money to us and/or may from time to time have other business arrangements with us. If and when the trustee becomes a creditor of ours, the trustee will be subject to the provisions of the Trust Indenture Act regarding the collection of claims against us.

Governing Law

The indentures and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF DANAHER INTERNATIONAL DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that Danaher International may offer from time to time in the form of one or more series of debt securities. The applicable prospectus supplement and/or free writing prospectus will describe the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those debt securities. As used in this section, “debt securities” means the senior debentures, notes, bonds and other evidences of indebtedness that Danaher International issues and a trustee authenticates and delivers under the indenture. As used in this “Description of Danaher International Debt Securities,” the terms “Danaher International,” “we,” “our” and “us” refer to DH Europe Finance S.A., and references to “Danaher” refer to Danaher Corporation and do not, unless the context otherwise indicates, include Danaher’s subsidiaries.

Debt securities will be issued under an indenture dated July 8, 2015 by and among Danaher Corporation, as guarantor, DH Europe Finance S.A., as issuer, and the Bank of New York Mellon Trust Company, N.A., as trustee, that has been filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus, subject to such amendments or supplemental indentures as are adopted, from time to time. This indenture is referred to in this section as the “indenture.” The following summaries of certain provisions of the indenture and the debt securities are not complete and the summaries are subject to the detailed provisions of the indenture. You should refer to the indenture for more specific information. In addition, you should consult the applicable prospectus supplement and/or free writing prospectus for particular terms of the debt securities.

The indenture will not limit the aggregate principal amount of debt securities that we may issue, and will permit us to issue securities from time to time in one or more series. The indenture does not contain any provisions that would limit Danaher’s or our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving Danaher and/or us. However, the indenture does restrict Danaher and its subsidiaries, including us, from granting certain security interests on certain property or assets of Danaher and/or its subsidiaries unless the debt securities are equally secured. See “—Covenants in the Indenture” below.

The debt securities will be unsecured obligations of Danaher International and will be fully and unconditionally guaranteed by Danaher. Payment of the principal of, premium, if any, and interest on debt securities will rank equally with all of Danaher International’s other unsecured and unsubordinated debt. Danaher International is a finance subsidiary of Danaher that conducts no independent operations of its own other than financing activities, and Danaher is a holding company that conducts substantially all of its operations through its subsidiaries, and, as a result, the holders of debt securities will be effectively subordinated to the creditors of Danaher’s subsidiaries. This means that all claims of creditors (including trade creditors) of Danaher’s other subsidiaries will have priority with respect to the assets of such subsidiaries over Danaher’s claims (and therefore the claims of its creditors, including holders of debt securities guaranteed by Danaher).

The applicable prospectus supplement and/or free writing prospectus will describe the following terms of any series of debt securities that we may offer:

•	the title and type of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the person who will receive interest payments on any debt securities if other than the registered holder;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates, which may be fixed or variable, per annum at which the debt securities will bear interest and the date from which such interest will accrue;

•	the dates on which interest will be payable and the related record dates;

•	whether any index, formula or other method will determine payments of principal, premium or interest and the manner of determining the amount of such payments;

•	whether the debt securities will be guaranteed by any person other than Danaher and, if so, the identity of the person and the terms and conditions upon which the debt securities will be guaranteed;

•	the place or places of payments on the debt securities;

•	whether the debt securities are redeemable;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

•	any mandatory or optional sinking fund or purchase fund or analogous provisions;

•	the denominations of the debt securities if other than $1,000 or multiples of $1,000;

•	the currency of principal and interest payments if other than U.S. dollars, and the manner of determining the equivalent thereof in U.S. dollars for any purpose under the indenture;

•

if the principal of or any premium or interest on any debt securities of any series is payable, at our election or the election of the holder, in one or more currencies other than that in which such debt securities are stated to be payable, the currency or currencies in which such principal, premium or interest shall be payable and other terms and conditions regarding such payment;

•	the amount that we will pay the holder if the maturity of the debt securities is accelerated, if other than their principal amount;

•

the amount that will be deemed to be the principal amount of the debt securities as of a particular date before maturity if the principal amount payable at the stated maturity date will not be able to be determined on that date;

•	the applicability of the legal defeasance and covenant defeasance provisions in the indenture;

•

if the debt securities will be issued in the form of one or more book-entry securities, the name of the depositary or its nominee and the circumstances under which the book-entry security may be transferred or exchanged to someone other than the depositary or its nominee;

•	any provisions granting special rights if certain events happen;

•

any deletions from, changes in or additions to the events of default or the covenants specified in the indenture, or to the right of the trustee or the requisite holders of such securities to declare the principal amount of such securities due and payable;

•	any trustees, authenticating or paying agents, transfer agents, registrars or other agents for the debt securities;

•	any conversion or exchange features of the debt securities;

•	whether we will issue the debt securities as original issue discount securities for federal income tax purposes;

•	any special tax implications of the debt securities;

•	the terms of payment upon acceleration; and

•	any other material terms of the debt securities not inconsistent with the provisions of the indenture.

Debt securities may bear interest at fixed or floating rates. We may issue our debt securities at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if our debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than the stated principal amount of the debt securities. Tax and other special considerations applicable to any series of debt securities, including original issue discount securities, will be described in the prospectus supplement in which we offer those debt securities.

We will have the ability under the indenture to reopen a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue debt securities with the same terms as previously issued debt securities.

We will comply with Section 14(e) under the Exchange Act and any other tender offer rules under the Exchange Act that may then apply to any obligation we may have to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Guarantee

Danaher will fully and unconditionally guarantee the due and punctual payment of principal of and premium, if any, and interest on the debt securities on a senior unsecured basis, when and as the same become due and payable, whether on a maturity date, by declaration of acceleration, upon redemption, repurchase or otherwise, and all other obligations of Danaher International under the indenture.

Redemption Upon Changes in Withholding Taxes

Unless otherwise provided in the applicable prospectus supplement, Danaher International may redeem all, but not less than all, of the debt securities of any series under the following conditions:

•

If there is an amendment to, or change in, the laws, regulations or rulings of Luxembourg or the United States, as applicable, or any political subdivision thereof or therein having the power to tax (a “Taxing Jurisdiction”), or any change in the application or official interpretation of such laws, including any action taken by, or a change in published administrative practice of, a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action, change or holding is with respect to Danaher International or Danaher;

•

As a result of such amendment or change, Danaher International or Danaher becomes, or there is a material probability that Danaher International or Danaher will become, obligated to pay Additional Amounts as defined below in “Payment of Additional Amounts,” on the next payment date with respect to the debt securities of such series;

•	The obligation to pay Additional Amounts cannot be avoided through Danaher International’s or Danaher’s commercially reasonable measures;

•	Danaher International delivers to the trustee:

•

a certificate of Danaher International or Danaher, as the case may be, stating that the obligation to pay Additional Amounts cannot be avoided by Danaher International or Danaher as the case may be, taking commercially reasonable measures available to it; and

•

a written opinion of independent tax counsel to Danaher International or Danaher, as the case may be, of recognized standing to the effect that Danaher International or Danaher, as the case may be, has, or there is a material probability that it will become obligated, to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that Danaher International or Danaher, as the case may be, cannot avoid the payment of such Additional Amounts by taking commercially reasonable measures available to it; and

•

Following the delivery of the certificate and opinion described in the previous bullet point, Danaher International provides notice of redemption not less than 30 days, but not more than 60 days, prior to the date of redemption. The notice of redemption cannot be given more than 60 days before the earliest date on which Danaher International or Danaher would otherwise be, or there is a material probability that it would otherwise be, required to pay Additional Amounts.

Upon the occurrence of each of the bullet points above, Danaher International may redeem the debt securities of such series at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.

Notice of Redemption

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of debt securities of a series to be redeemed. If Danaher International elects to redeem a portion but not all of such debt securities, the trustee will select the debt securities to be redeemed in accordance with a method determined by Danaher International, in such manner as complies with applicable legal and stock exchange requirements, if any. Interest on such debt securities or portions of debt securities will cease to accrue on and after the date fixed for redemption, unless Danaher International defaults in the payment of such redemption price and accrued interest with respect to any such security or portion thereof.

If any date of redemption of any security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.

Payment of Additional Amounts

Unless otherwise required by law, neither Danaher International nor Danaher will deduct or withhold from payments made by Danaher International or Danaher under or with respect to the debt securities and the guarantees on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (“Taxes”). In the event that Danaher International or Danaher is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to any debt securities or guarantee, as the case may be, Danaher International or Danaher, as the case may be, will pay such additional amounts (“Additional Amounts”) so that the net amount received by each holder of debt securities (including Additional Amounts) after such withholding or deduction will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted. Additional Amounts will not be payable with respect to a payment made to a holder of debt securities or a holder of beneficial interests in global securities where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for any reason other than such holder’s mere ownership of the securities or for or on account of:

•

any Taxes that are imposed or withheld solely because such holder or a fiduciary, settlor, beneficiary, or member of such holder if such holder is an estate, trust, partnership, limited liability company or other fiscally transparent entity, or a person holding a power over an estate or trust administered by a fiduciary holder:

•	is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction;

•

has or had any present or former connection (other than the mere fact of ownership of such securities) with the Taxing Jurisdiction imposing such taxes, including being or having been a national citizen or resident thereof, being treated as being or having been a resident thereof or being or having been physically present therein;

•

with respect to any withholding taxes imposed by the United States, is or was with respect to the United States a personal holding company, a passive foreign investment company, a controlled foreign corporation, a foreign private foundation or other foreign tax exempt organization or corporation that has accumulated earnings to avoid United States federal income tax;

•

actually or constructively owns or owned 10% or more of the total combined voting power of all classes of stock of Danaher International or Danaher within the meaning of section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”); or

•

is or was a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of section 881(c)(3) of the Code;

•	any estate, inheritance, gift, sales, transfer, excise, personal property or similar Taxes imposed with respect to the securities, except as otherwise provided in the indenture;

•

any Taxes imposed or withheld solely as a result of the failure of such holder or any other person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such holder, if such compliance is required by statute, regulation, ruling or administrative practice of the relevant Taxing Jurisdiction or by any applicable tax treaty to which the relevant Tax Jurisdiction is a party as a precondition to relief or exemption from such Taxes;

•

any Taxes imposed solely as a result of the presentation of such securities (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had the securities been presented for payment on any date during such 30-day period;

•

with respect to withholding Taxes imposed by the United States, any such Taxes imposed by reason of the failure of such holder to fulfill the statement requirements of sections 871(h) or 881(c) of the Code;

•	any Taxes that are payable by any method other than withholding or deduction by Danaher International or Danaher or any paying agent from payments in respect of such securities;

•	any Taxes required to be withheld by any paying agent from any payment in respect of any securities if such payment can be made without such withholding by at least one other paying agent;

•

any Taxes required to be deducted or withheld pursuant to the European Council Directive 2003/48/EC of June 3, 2003, European Council Directive 2014/48 EU of March 14, 2014, or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000, on the taxation of savings income in the form of interest payments (or any amendment thereof), or any law implementing or complying with, or introduced in order to conform to, that Directive (or the Luxembourg Law of December 23, 2005 (as amended));

•	any withholding or deduction for Taxes which would not have been imposed if the relevant Securities had been presented to another paying agent in a Member State of the European Union;

•

any withholding or deduction required pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof or any law, rule, guidance or administrative practice implementing an intergovernmental agreement entered into in connection with such sections of the Code; or

•	any combination of the above conditions.

Additional Amounts also will not be payable to any holder of securities or the holder of a beneficial interest in a global security that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to such holder that is not the sole holder of such security or holder of such beneficial interests in such security, as the case may be. The exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

Each of Danaher International and Danaher, as applicable, also:

•	will make such withholding or deduction of Taxes;

•	will remit the full amount of Taxes so deducted or withheld to the relevant Taxing Jurisdiction in accordance with all applicable laws;

•

will use its commercially reasonable efforts to obtain from each Taxing Jurisdiction imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld; and

•

upon request, will make available to the holders of the debt securities, within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Danaher International or Danaher or if, notwithstanding Danaher International’s or Danaher’s efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

At least 30 days prior to each date on which any payment under or with respect to the debt securities of a series or guarantees is due and payable, if Danaher International or Danaher will be obligated to pay Additional Amounts with respect to such payment, Danaher International or Danaher will deliver to the trustee an offices’ certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of such debt securities on the payment date.

In addition, Danaher International will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in Luxembourg or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the debt securities.

The foregoing provisions shall survive any termination or the discharge of each indenture and shall apply to any jurisdiction in which Danaher International or Danaher or any successor to Danaher International or Danaher, as the case may be, is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein (and the term Taxing Jurisdiction shall include such jurisdictions, political subdivisions, taxing authority or agency).

Whenever in an indenture, any debt securities, any guarantee or in this “Description of Danaher International Debt Securities” there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any debt securities, such mention includes the payment of Additional Amounts to the extent payable in the particular context.

Payment and Paying Agents

Unless the applicable prospectus supplement indicates otherwise, payment of interest on a debt security (other than a bearer debt security) on any interest payment date will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest payment.

Generally, we will pay the principal of, premium, if any, and interest on our registered debt securities either at the office of the paying agent designated by us in the applicable prospectus supplement or, if we elect, we may pay interest by mailing a check to your address as it appears on our register or by wire transfer to an account maintained by the person entitled thereto as specified in the securities register. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us or Danaher to a paying agent or the trustee, or held, for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, or discharged from trust, and the holder of such debt security shall thereafter, as an unsecured general creditor, look only to us for payment thereof, subject to applicable escheat laws.

Events of Default

Except as may be provided otherwise in a prospectus supplement, any of the following events will constitute an event of default for a series of debt securities under the indenture:

•	failure to pay interest on our debt securities of that series for 30 days past the applicable due date;

•	failure to pay principal of, or premium, if any, on our debt securities of that series when due (whether at maturity, upon acceleration or otherwise);

•	failure to deposit any sinking fund payment on debt securities of that series when due;

•

failure to perform, or breach of, any other covenant, agreement or warranty for the benefit of the holders of the debt securities in the indenture, other than a covenant, agreement or warranty a default in whose performance or breach is dealt with elsewhere in the indenture, or which is included in the indenture solely for the benefit of a different series of our debt securities, which continues for 90 days after written notice from the trustee or holders of 25% of the outstanding principal amount of the debt securities of that series as provided in the indenture;

•	specified events relating to our or Danaher’s bankruptcy, insolvency or reorganization;

•

the guarantee of the obligations under the debt securities is determined in a final, non-appealable judgment to be unenforceable or invalid or such guarantee is asserted in writing by Danaher International or Danaher to no longer be in full force and effect and enforceable in accordance with its terms; and

•	any other event of default with respect to debt securities of that series established pursuant to the applicable supplemental indenture.

An event of default with respect to one series of debt securities is not necessarily an event of default for another series.

If there is an event of default with respect to a series of our debt securities, which continues for the requisite amount of time, either the trustee or holders of at least 25% of the aggregate principal amount outstanding of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately, except that if an event of default occurs due to bankruptcy, insolvency or reorganization as provided in the indenture, then the principal of and interest on the debt securities shall become due and payable immediately without any act by the trustee or any holder of debt securities. If the securities were issued at an original issue discount, less than the stated principal amount may become payable. However, at any time after an acceleration with respect to debt securities of any series has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default or event of default and its consequences for that series, except (1) a default in the payment of the principal, premium or interest with respect to those debt securities or (2) a default with respect to a provision of the indenture that cannot be amended without the consent of each holder affected by the amendment. In case of a waiver of a default, that default shall cease to exist, and any event of default arising from that default shall be deemed to have been cured for all purposes. The holders of a majority in aggregate principal amount outstanding of the debt securities of any series may also, on behalf of the holders of all debt securities of that series, waive, with respect to that series, our compliance with certain restrictive covenants in the indenture.

If any event which is, or after notice or lapse of time or both would become, an event of default (collectively referred to in this paragraph as a default) occurs and is continuing with respect to debt securities of a particular series and if it is known to any specified responsible officer of the trustee, the trustee will mail to each holder of such debt securities notice of such default within 90 days after it occurs or, if later, after the trustee obtains knowledge of such default. Except in the case of default in the payment of principal, premium or interest with respect to the debt securities of that series or in the making of any sinking fund payment with respect to the debt securities of that series, the trustee may withhold such notice if and so long as the corporate trust committee or a committee of specified responsible officers of the trustee in good faith determines that withholding the notice is in the interests of the holders of such debt securities.

A holder may institute a suit against us for enforcement of such holder’s rights under the indenture, for the appointment of a receiver or trustee, or for any other remedy only if the following conditions are satisfied:

•	the holder gives the trustee written notice of a continuing event of default with respect to a series of our debt securities held by that holder;

•

holders of at least 25% of the aggregate principal amount of the outstanding debt securities of that series make a request, in writing, and offer reasonable indemnity, to the trustee for the trustee to institute the requested proceeding;

•

the trustee does not receive direction contrary to the holder’s request from holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days following such notice, request and offer of indemnity under the terms of the indenture; and

•	the trustee does not institute the requested proceeding within 60 days following such notice.

The indenture will require us to annually deliver to the trustee a statement as to performance of our obligations under the indenture and as to any defaults.

A default in the payment of any of our debt securities or under any related guarantee, or a default with respect to our debt securities or any related guarantee that causes such debt securities to be accelerated, may give rise to a cross-default under our other indebtedness.

Satisfaction and Discharge of the Indenture

The indenture will generally cease to be of any further effect with respect to a series of debt securities and the related guarantees if:

•	we have delivered to the applicable trustee for cancellation all debt securities of that series (with certain limited exceptions); or

•

all debt securities of that series not previously delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and in any such case we have deposited with the trustee as trust funds (either in United States dollars or U.S. government obligations or such other currency or foreign government obligations or currency units in which the debt securities of any series may be payable) the entire amount sufficient to pay at maturity or upon redemption all of the principal, premium and interest due with respect to those debt securities;

and if, in either case, we or Danaher also pay or cause to be paid all other sums payable under the indenture by us or Danaher and deliver to the trustee an officers’ certificate and opinion of counsel stating that all conditions precedent to the satisfaction and discharge of the indenture have been complied with.

Legal Defeasance and Covenant Defeasance

Any series of our debt securities will be subject to the defeasance and discharge provisions of the indenture unless otherwise specified in the applicable prospectus supplement. If those provisions are applicable, we may elect either:

•

legal defeasance, which will permit us to defease and be discharged from, subject to limitations, all of our obligations with respect to those debt securities and all of Danaher’s obligations in respect of its guarantee of the debt securities; or

•	covenant defeasance, which will permit us to be released from our obligations to comply with certain covenants relating to those debt securities as described in the applicable prospectus supplement.

If we exercise our legal defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default related to the specified covenants.

Unless otherwise provided in the applicable prospectus supplement, we may invoke legal defeasance or covenant defeasance with respect to any series of our debt securities only if:

•

with respect to debt securities denominated in U.S. dollars, we irrevocably deposit with the trustee, in trust, an amount in U.S. dollars, U.S. government obligations (taking into account payment of principal and interest thereon in accordance with their terms) or a combination thereof which will provide money in an amount sufficient to pay, when due upon maturity or redemption, as the case may be, the principal of, premium, if any, and interest on those debt securities;

•

with respect to debt securities denominated in a currency other than U.S. dollars, we irrevocably deposit with the trustee, in trust, an amount in such currency, obligations of the foreign government that issued such currency (taking into account payment of principal, premium and interest thereon in accordance with their terms) or a combination thereof which will provide money in an amount sufficient to pay, when due upon maturity or redemption, as the case may be, the principal of, premium, if any, and interest on those debt securities;

•

we deliver to the trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal, premium and interest when due on the deposited U.S. government obligations or foreign government obligations, as applicable, plus any deposited money will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, and interest when due with respect to all the debt securities of that series to maturity or redemption, as the case may be;

•

no event which is, or after notice or lapse of time would become, an event of default under the indenture shall have occurred and be continuing at the time of such deposit or, with regard to any default relating to our bankruptcy, insolvency or reorganization, at any time on or prior to the 90th day after such deposit;

•

the deposit does not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all securities under the indenture are in default within the meaning of such Act);

•	the deposit is not a default under any other agreement binding on us;

•

such deposit will not result in the trust arising from such deposit constituting an investment company under the Investment Company Act of 1940, as amended, unless such trust is registered under, or exempt from, such Act;

•

we deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect;

•

if the securities are to be redeemed prior to the stated maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given or provision for such notice satisfactory to the trustee shall have been made; and

•

we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities of that series as contemplated by the indenture have been complied with.

Modification and Waiver

We and the trustee may enter into supplemental indentures for the purpose of modifying or amending the indenture with the consent of holders of at least a majority in aggregate principal amount of each series of our outstanding debt securities affected. However, unless otherwise provided in the applicable prospectus supplement, the consent of all of the holders of our debt securities that are affected thereby is required for any of the following modifications or amendments:

•

to reduce the percentage in principal amount of debt securities of any series whose holders must consent to a supplemental indenture, or consent to any waiver of compliance with certain provisions of the indenture, or consent to certain defaults under the indenture, in each case as provided for in the indenture;

•	to reduce the rate of, or change the stated maturity of any installment of, interest on any debt security;

•

to reduce the principal of or change the stated maturity of principal of, or any installment of principal of or interest on, any debt security or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of maturity;

•	to reduce the premium payable upon the redemption of any debt security;

•	to make any debt security, or any premium or interest thereon, payable in a currency other than that stated in that debt security;

•	to change any place of payment where any debt security or any premium or interest thereon is payable;

•	to change the right to convert any debt security in accordance with its terms;

•

to impair the right to bring a lawsuit for the enforcement of any payment on or after the stated maturity of any debt security (or in the case of redemption, on or after the date fixed for redemption);

•	to release Danaher from its obligations in respect of the guarantee of any series of debt security; or

•

generally, to modify any of the above provisions of the indenture or any provisions providing for the waiver of past defaults or waiver of compliance with certain covenants, except to increase the percentage in principal amount of debt securities of any series whose holders must consent to an amendment or waiver, as applicable, or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.

In addition, we and the trustee with respect to the indenture may enter into supplemental indentures without the consent of the holders of debt securities for one or more of the following purposes (in addition to any other purposes specified in an applicable prospectus supplement):

•	to evidence that another person has become our successor and that the successor assumes our covenants, agreements, and obligations in the indenture and in the debt securities;

•	to surrender any of our rights or powers under the indenture, or to add to our covenants further covenants for the protection of the holders of all or any series of debt securities;

•	to add any additional events of default for the benefit of the holders of all or any series of debt securities;

•

to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be defective or inconsistent with any other provision in the indenture or any supplemental indenture, or to make other provisions in regard to matters or questions arising under the indenture;

•	to conform the indenture or any supplemental indenture to the description of the debt securities set forth in any prospectus or prospectus supplement related to such series of debt securities;

•

to add to or change any of the provisions of the indenture as necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

•	to secure the debt securities or any guarantees;

•

to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as the addition, change, or elimination not otherwise permitted under the indenture will (1) neither apply to any debt security of any series created before the execution of the supplemental indenture and entitled to the benefit of that provision nor modify the rights of the holders of that debt security with respect to that provision or (2) become effective only when there are no debt securities of that series outstanding;

•

to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as necessary to provide for the administration of the indenture by more than one trustee;

•	to establish the form or terms of debt securities of any series; and

•	to make provisions with respect to the conversion rights of holders, including providing for the conversion of debt securities of any series into any security or securities of ours.

Certain Covenants

In addition to such other covenants, if any, as may be described in the accompanying prospectus supplement and/or free writing prospectus and except as may be otherwise set forth in the accompanying prospectus supplement and/or free writing prospectus, the indenture will require us and/or Danaher, as the case may be, subject to certain limitations described therein, to, among other things, do the following:

•

deliver to the trustee all information, documents and reports required to be filed by us or Danaher, as the case may be, with the SEC under Section 13 or 15(d) of the Exchange Act, within 15 days after the same is filed with the SEC;

•	deliver to the trustee annual officers’ certificates with respect to our compliance with our obligations under the indenture;

•	preserve and keep in full force and effect Danaher and Danaher International’s corporate existences; and

•

pay, and cause Danaher’s significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Securities Act) to pay, our, Danaher’s and their taxes, assessments and government levies when due, except to the extent the same is being contested in good faith by appropriate proceedings.

Documents filed by us or Danaher with the SEC via the EDGAR system will be deemed to be filed with the trustee and transmitted to holders of the notes as of the time such documents are filed via the EDGAR system.

Covenants in the Indenture

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.”

Limitation on Secured Debt

Unless otherwise provided in the applicable prospectus supplement and/or free writing prospectus, Danaher will not, and will not permit any of its Subsidiaries to, create, assume, or guarantee any Secured Debt without making effective provision for securing the debt securities equally and ratably with such Secured Debt. This covenant does not apply to debt secured by:

•

purchase money mortgages created to secure payment for the acquisition or construction of any property including, but not limited to, any indebtedness incurred by Danaher or any of its Subsidiaries prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which indebtedness is incurred for the purpose of financing all or any part of the purchase price of such property or construction or improvements on such property;

•

mortgages, pledges, liens, security interest or encumbrances (collectively referred to as security interests) on property, or any conditional sales agreement or any title retention with respect to property, existing at the time of acquisition thereof, whether or not assumed by Danaher or any of its Subsidiaries;

•	security interests on property or shares of capital stock or indebtedness of any corporation or firm existing at the time such corporation or firm becomes a Subsidiary;

•

security interests in property or shares of capital stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated with Danaher or any of its Subsidiaries or at the time of a sale, lease, or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to Danaher or any of its Subsidiaries, provided that no such security interests shall extend to any other Principal Property of Danaher or such Subsidiary prior to such acquisition or to other Principal Property thereafter acquired other than additions or improvements to the acquired property;

•

security interests on Danaher’s property or property of a Subsidiary in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, security interests to secure indebtedness of the pollution control or industrial revenue type) in order to permit Danaher or any of its Subsidiaries to perform a contract or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license

•	security interests on any property or assets of any Subsidiary to secure indebtedness owing by it to Danaher or to another Subsidiary;

•

any mechanics’, materialmen’s, carriers’ or other similar lien arising in the ordinary course of business, including construction of facilities, in respect of obligations that are not yet due or that are being contested in good faith;

•	any security interest for taxes, assessments or government charges or levies not yet delinquent, or already delinquent, but the validity of which is being contested in good faith;

•	any security interest arising in connection with legal proceedings being contested in good faith, including any judgment lien so long as execution thereof is being stayed;

•	landlords’ liens on fixtures located on premises leased by Danaher or any of its Subsidiaries in the ordinary course of business;

•

any security interests on any property, assets or equity or other ownership interests created to secure indebtedness incurred by Danaher or any of its Subsidiaries in connection with the Separation (provided that this clause shall cease to apply to any such security interests to the extent (1) the Separation has not been consummated within 180 days of the creation of such security interests or (2) such security interests continue to encumber property, assets or equity or other ownership interests of Danaher or any of its Subsidiaries as of a date which is 30 days after the consummation of the Separation); or

•	any extension, renewal or replacement, or successive extensions, renewals or replacements, in whole or in part, of any security interest referred to in the foregoing bullets.

Limitation on Sale and Leaseback Transactions

Unless otherwise provided in the applicable prospectus supplement and/or free writing prospectus, the senior indenture provides that Danaher will not, and will not permit any of its Subsidiaries to, enter any lease longer than three years (excluding leases of newly acquired, improved or constructed property) covering any Principal Property of Danaher or any of its Subsidiaries that is sold to any other person in connection with such lease (a “Sale and Leaseback Transaction”), unless either:

•

Danaher or such Subsidiary would be entitled, without equally and ratably securing the debt securities, to incur Indebtedness secured by a mortgage on the Principal Property leased pursuant to any of the bullets referenced above under “-Limitation on Secured Debt,” or

•

an amount equal to the value of the Principal Property so leased is applied to the retirement, within 120 days of the effective date of such arrangement, of indebtedness for borrowed money incurred or assumed by Danaher or any of its Subsidiaries which is recorded as Funded Debt as shown on Danaher’s most recent consolidated balance sheet and which in the case of such Indebtedness of ours or Danaher, is not subordinate and junior in right of payment to the prior payment of the debt securities or guarantees, as applicable.

Exempted Indebtedness

Notwithstanding the limitations on Secured Debt and Sale and Leaseback Transactions described above, Danaher and any one or more of its Subsidiaries may, without securing the debt securities, issue, assume, or guarantee Secured Debt or enter into any Sale and Leaseback Transaction which would otherwise be subject to the foregoing restrictions, provided that, after giving effect thereto, the aggregate amount of such Secured Debt then outstanding (not including Secured Debt permitted under the foregoing exceptions) and the Attributable Debt of Sale and Leaseback Transactions, other than Sale and Leaseback Transactions described in either bullet of the preceding paragraph, at such time does not exceed 15% of Consolidated Net Assets.

Business Activities

Danaher International will not engage in any activities or take any action that would be inconsistent with the definition of “finance subsidiary” within the meaning of Rule 3-10 of Regulation S-X under the Securities Act.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a complete definition of these terms, as well as any other capitalized terms used herein for which no definition is provided. Unless otherwise provided in the applicable prospectus supplement, the following terms will mean as follows for purposes of covenants that may be applicable to any particular series of debt securities.

The term “Attributable Debt,” in respect of a Sale and Leaseback Transaction, means, as of any particular time, the present value (discounted at the rate of interest implicit in the lease involved in such Sale and Leaseback Transaction, as determined in good faith by Danaher) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

The term “Consolidated Assets” means the aggregate of all assets of Danaher and its Subsidiaries (including the value of all existing Sale and Leaseback Transactions and any assets resulting from the capitalization of other long-term lease obligations in accordance with generally accepted accounting principles in the United States (GAAP)), appearing on the most recent available consolidated balance sheet of Danaher and its Subsidiaries at their net book values, after deducting related depreciation, amortization and other valuation reserves, all prepared in accordance with GAAP.

The term “Consolidated Current Liabilities” means the aggregate of the current liabilities of Danaher and its Subsidiaries appearing on the most recent available consolidated balance sheet of Danaher and its Subsidiaries, all in accordance with GAAP. In no event shall Consolidated Current Liabilities include any obligation of Danaher and its Subsidiaries issued under a revolving credit or similar agreement if the obligation issued under such agreement matures by its terms within twelve months from the date thereof but by the terms of such agreement such obligation may be renewed or extended or the amount thereof reborrowed or refunded at Danaher’s option or the option of any of its Subsidiaries for a term in excess of twelve months from the date of determination.

The term “Consolidated Net Assets” means Consolidated Assets after deduction of Consolidated Current Liabilities.

The term “Funded Debt” means all indebtedness for money borrowed having a maturity of more than twelve months from the date of the most recent consolidated balance sheet of Danaher and its Subsidiaries or renewable and extendable beyond twelve months at the option of the borrower and all obligations in respect of lease rentals which under GAAP would be shown on Danaher’s consolidated balance sheet as a liability item other than a current liability; provided, however, that Funded Debt shall not include any of the foregoing to the extent that such indebtedness or obligations are not required by GAAP to be shown on Danaher’s balance sheet.

The term “Principal Property” means any manufacturing plant, warehouse, office building or parcel of real property (including fixtures but excluding leases and other contract rights which might otherwise be deemed real property) owned by Danaher or any of its Subsidiaries, whether owned on the date of the indenture or thereafter, provided each such plant, warehouse, office building or parcel of real property has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of two percent of the Consolidated Net Assets of Danaher and its Subsidiaries, other than any such plant, warehouse, office building or parcel of real property or portion thereof which, in the opinion of Danaher’s board of directors (evidenced by a certified board resolution delivered to the trustee), is not of material importance to the business conducted by Danaher and its Subsidiaries taken as a whole.

The term “Secured Debt” means Indebtedness for borrowed money and any Funded Debt which, in each case, is secured by a security interest in:

•	any Principal Property, or

•	any shares of capital stock or Indebtedness of any Subsidiary.

The term “Separation” means the separation of Danaher into two separate, independent companies, whether by way of dividend, distribution, spin-off, split-off, exchange, reorganization, merger, sale and/or offering of securities or otherwise, which Danaher indicated its intention to pursue in a press release issued on May 13, 2015.

The term “Subsidiary” means any corporation or other entity (including, without limitation, partnerships, joint ventures and associations) of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation or other entity (irrespective of whether or not at the time the stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any such contingency) is at the time directly or indirectly owned by Danaher, or by one or more Subsidiaries of Danaher, or by Danaher and one or more other Subsidiaries. Danaher International constitutes a “Subsidiary” under the Indenture.

Consolidation, Merger and Sale of Assets

If the conditions below are met, Danaher International and Danaher, as the case may be, may consolidate with or merge into another business entity, or convey, transfer or lease Danaher International’s or Danaher’s properties and assets, as the case may be, substantially as an entirety to any entity.

Danaher International may engage in a consolidation, merger or transfer or lease of assets as an entirety only if:

•

the surviving or acquiring entity is (1) Danaher or (2) a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States or any member country of the European Union, directly or indirectly wholly-owned by Danaher, and, in each case such acquiring entity expressly assumes Danaher International’s obligations with respect to each series of outstanding debt securities by executing a supplemental indenture;

•

immediately after giving effect to the transaction, no event of default, or event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

•

Danaher International has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the indenture and all conditions precedent relating to such transaction have been complied with.

In addition, Danaher may engage in a consolidation, merger or transfer or lease of assets as an entirety only if:

•

the surviving or acquiring entity is a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States that expressly assumes Danaher’s guarantee obligations with respect to each series of Danaher International’s outstanding debt securities by executing a supplemental indenture;

•

immediately after giving effect to the transaction, no event of default, or event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

•

Danaher has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the indenture and all conditions precedent relating to such transaction have been complied with.

Conversion Rights

We will describe the terms upon which debt securities may be convertible into Danaher’s common stock or other securities in a prospectus supplement. These terms will include the type of securities the debt securities are convertible into, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion. They may also include provisions adjusting the number of shares of Danaher common stock or other securities issuable upon conversion.

Denomination

If we issue debt securities denominated, or with payments, in a foreign or composite currency, a prospectus supplement will specify the currency or composite currency other than U.S. dollars. Except as may be provided otherwise in the applicable prospectus supplement and/or free writing prospectus, we will issue registered securities in denominations of $1,000 or integral multiples of $1,000.

Our Trustee

Unless stated in the applicable prospectus supplement, (i) the trustee may also be the trustee under any other indenture for debt securities and (ii) any trustee or its affiliates may lend money to us and/or may from time to time have other business arrangements with us. If and when the trustee becomes a creditor of ours or Danaher’s, the trustee will be subject to the provisions of the Trust Indenture Act regarding the collection of claims against us.

Governing Law

The indenture, the debt securities and any related guarantees will be governed by the laws of the State of New York. For the avoidance of doubt, the applicability of Articles 86 to 94-8 of the Luxembourg law dated 10 August 1915 on commercial companies, as amended, shall be excluded.

DESCRIPTION OF CAPITAL STOCK

General

The following summary description of our capital stock is based on the provisions of the Delaware General Corporation Law (the “DGCL”) and our Restated Certificate of Incorporation and Amended and Restated By-Laws, each as amended and restated through the date of this prospectus. This description is a summary description and is qualified in its entirety by reference to the terms of the Restated Certificate of Incorporation and Amended and Restated By-Laws. See “Where You Can Find More Information.” As used in this “Description of Capital Stock,” the terms “Danaher,” “we,” “our” and “us” refer to Danaher Corporation and do not, unless the context otherwise indicates, include our subsidiaries.

As of March 29, 2018, our authorized capital stock consisted of 2,000,000,000 shares of common stock, par value $0.01 per share, and 15,000,000 shares of preferred stock, without par value. As of March 29, 2018, we had 698,530,394 shares of our common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Each stockholder of record of our common stock is entitled to one vote for each share held on every matter properly submitted to the stockholders for their vote, including the election of directors. Holders of our common stock do not have cumulative voting rights. After satisfaction of the dividend rights of holders of preferred stock, holders of common stock are entitled ratably to any dividend declared by the board of directors out of funds legally available for this purpose. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available, if any, after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no redemption or conversion rights, no sinking fund provisions and no preemptive right to subscribe for or purchase additional shares of any class of our capital stock. The outstanding shares of our common stock are fully paid and nonassessable, and any shares of common stock issued in an offering pursuant to this prospectus and any shares of common stock issuable upon the exercise of common stock warrants or conversion or exchange of debt securities which are convertible into or exchangeable for our common stock, or in connection with the obligations of a holder of purchase contracts to purchase our common stock, when issued in accordance with their terms will be fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. Computershare Trust Company, N.A. serves as the registrar and transfer agent for Danaher’s common stock. The common stock of Danaher is listed on The New York Stock Exchange under the trading symbol “DHR”.

Preferred Stock

We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designation of the series, the number of authorized shares of the series, dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, powers, preferences and limitations applicable to each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock and may differ from the terms described below.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•

the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares;” and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred stock.

Rank. Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of its affairs, rank:

•	senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

•

on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

•

junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Redemption. If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

•

if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

•	We will not acquire any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

•

if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and series of preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date;

•	the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and

•	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Voting Rights. Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our Restated Certificate of Incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock is convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar. The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Limitation on Directors’ Liability

Our Restated Certificate of Incorporation provides that a member of the board of directors will not be personally liable to us or our stockholders for monetary damages for breaches of their legal duties to us or our stockholders as a director, except for liability:

•	for any breach of the director’s legal duty to act in the best interests of us and our stockholders;

•	for acts or omissions by the director with dishonest intentions or which involve intentional misconduct or an intentional violation of the law;

•	for declaring dividends or authorizing the purchase or redemption of shares in violation of Delaware law; or

•	for transactions where the director derived an improper personal benefit.

Our Restated Certificate of Incorporation also allows us to indemnify directors and officers to the fullest extent authorized by Delaware law.

Section 203 of the Delaware General Corporation Law

Section 203 of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, is applicable to us. Section 203 of the DGCL restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation’s outstanding voting stock. Section 203 refers to a 15% stockholder as an “interested stockholder.” Section 203 restricts these transactions for a period of three years from the date the stockholder acquires 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation, Section 203 prohibits significant business transactions such as:

•	a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the interested stockholder, and

•	any other transaction that would increase the interested stockholder’s proportionate ownership of any class or series of our capital stock.

The shares held by the interested stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.

The prohibition against these transactions does not apply if:

•

prior to the time that any stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock, or

•

the interested stockholder owns at least 85% of our outstanding voting stock as a result of a transaction in which such stockholder acquired 15% or more of our outstanding voting stock. Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

Advance Notice Bylaw Provisions

Our Amended and Restated By-Laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than proposals and nominations made by or at the direction of the Company’s Board of Directors, Chairman of the Board and/or President. These provisions, together with Section 203 of the DGCL, could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirors from making an offer to our stockholders and of limiting any opportunity to realize premiums over prevailing market prices for our common stock in connection therewith. This could be the case notwithstanding that a majority of our stockholders might benefit from such a change in control or offer.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. As used in this “Description of Warrants,” the terms “Danaher,” “we,” “our” and “us” refer to Danaher Corporation and do not, unless the context otherwise indicates, include our subsidiaries.

If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•

if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and, the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•

the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. As used in this “Description of Depositary Shares,” the terms “Danaher,” “we,” “our” and “us” refer to Danaher Corporation and do not, unless the context otherwise indicates, include our subsidiaries.

Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The description of terms of the depositary shares contained in this prospectus is a summary. You should refer to the applicable prospectus summary, form of the deposit agreement, our Restated Certificate of Incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF PURCHASE CONTRACTS AND UNITS

We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as purchase contracts. As used in this “Description of Purchase Contracts and Units,” the terms “Danaher,” “we,” “our” and “us” refer to Danaher Corporation and do not, unless the context otherwise indicates, include our subsidiaries.

The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of one or more purchase contracts and beneficial interests in debt securities or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts.

The purchase contracts may require us to make periodic payments to the holders of the units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including pledging their interest in another purchase contract.

The applicable prospectus supplement will describe the terms of the purchase contracts and units, including, if applicable, collateral or depositary arrangements.

FORMS OF SECURITIES

Each debt security, depositary share, purchase contract, unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the debt securities, depositary shares, purchase contracts, units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants, purchase agreements or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price and the proceeds, if any, we will receive from the sale of the securities;

•	any discounts and commissions to be allowed, re-allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed, re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with resales of securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon for Danaher Corporation by James F. O’Reilly, our Vice President, Associate General Counsel and Secretary, for Danaher International by DLA Piper Luxembourg as to matters of Luxembourg law, and for any underwriters or agents by counsel named in the applicable prospectus supplement. Mr. O’Reilly is paid a salary by Danaher, is a participant in various employee benefit plans and incentive plans offered by us and owns or has rights to acquire an aggregate of less than 0.01% of Danaher’s common stock.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of our internal control over financial reporting as of December 31, 2017, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. The financial statements and schedule audited by Ernst & Young LLP have been incorporated by reference in reliance on their report given on their authority as experts in accounting and auditing.

$1,350,000,000

Danaher Corporation

Common Stock

Prospectus Supplement

            , 2019

Joint Book-Running Managers

Barclays

Goldman Sachs & Co. LLC

Credit Suisse

HSBC

Co-Managers